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                                                                     EXHIBIT 2.6

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                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                   dated as of

                                  June 27, 1997

                                 by and between

                        AMERICAN PHYSICIAN PARTNERS, INC.
                            (a Delaware corporation)

                                       and

                        CENTRAL IMAGING ASSOCIATES, P.C.
                      (a New York professional corporation)


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                                TABLE OF CONTENTS
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ARTICLE I Definitions.....................................................................................  2
            Section 1.1             Definitions...........................................................  2
            Section 1.2             Rules Of Interpretation...............................................  6

ARTICLE II The Merger.....................................................................................  6
            Section 2.1             The Merger............................................................  6
            Section 2.2             The Closing...........................................................  6
            Section 2.3             Effective Time........................................................  6
            Section 2.4             Certificate of Incorporation of Surviving Corporation.................  6
            Section 2.5             Bylaws of Surviving Corporation.......................................  7
            Section 2.6             Directors of the Surviving Corporation................................  7
            Section 2.7             Officers of the Surviving Corporation.................................  7
            Section 2.8             Conversion of Company Common Stock....................................  7
            Section 2.9             Exchange of Certificates Representing Shares of the Company
                                    Common Stock..........................................................  7
            Section 2.10            Fractional Shares.....................................................  8

ARTICLE III Representations and Warranties of the Company.................................................  8
            Section 3.1             Organization and Good Standing; Qualification.........................  8
            Section 3.2             Authorization and Validity............................................  8
            Section 3.3             Governmental Authorization............................................  8
            Section 3.4             Capitalization........................................................  9
            Section 3.5             Transactions in Capital Stock.........................................  9
            Section 3.6             Continuity of Business Enterprise.....................................  9
            Section 3.7             Subsidiaries and Investments..........................................  9
            Section 3.8             Absence of Conflicting Agreements or Required Consents................  9
            Section 3.9             Intentionally omitted.................................................  9
            Section 3.10            Absence of Changes.................................................... 10
            Section 3.11            No Undisclosed Liabilities............................................ 10
            Section 3.12            Litigation and Claims................................................. 11
            Section 3.13            No Violation of Law................................................... 11
            Section 3.14            Lease Agreements...................................................... 11
            Section 3.15            Real and Personal Property............................................ 11
            Section 3.16            Indebtedness for Borrowed Money....................................... 12
            Section 3.17            Contracts and Commitments............................................. 12
            Section 3.18            Employee Matters...................................................... 13
            Section 3.19            Labor Relations....................................................... 13
            Section 3.20            Employee Benefit Plans................................................ 14
            Section 3.21            Environmental Matters................................................. 15
            Section 3.22            Filing Reports........................................................ 16
            Section 3.23            Insurance Policies.................................................... 16
            Section 3.24            Accounts Receivable; Payors........................................... 17
            Section 3.25            Accounts Payable; Suppliers........................................... 17
            Section 3.26            Inventory............................................................. 17
            Section 3.27            Licenses, Authorization and Provider Programs......................... 18
            Section 3.28            Inspections and Investigations........................................ 18

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            Section 3.29            Proprietary Rights and Information.................................... 19
            Section 3.30            Taxes................................................................. 19
            Section 3.31            Related Party Arrangements............................................ 20
            Section 3.32            Banking Relations..................................................... 20
            Section 3.33            Fraud and Abuse and Self Referral..................................... 21
            Section 3.34            Restrictions on Business Activities................................... 21
            Section 3.35            Agreements in Full Force and Effect................................... 21
            Section 3.36            Statements True and Correct........................................... 21
            Section 3.37            Disclosure Schedules.................................................. 21
            Section 3.38            Finders' Fees......................................................... 21

ARTICLE IV Representations and Warranties of APP.......................................................... 21
            Section 4.1             Organization and Good Standing; Qualification......................... 22
            Section 4.2             Authorization and Validity............................................ 22
            Section 4.3             Governmental Authorization............................................ 22
            Section 4.4             Capitalization........................................................ 22
            Section 4.5             Subsidiaries and Investments.......................................... 23
            Section 4.6             Absence of Conflicting Agreements or Required Consents................ 23
            Section 4.7             Absence of Changes.................................................... 23
            Section 4.8             No Undisclosed Liabilities............................................ 23
            Section 4.9             Litigation and Claims................................................. 23
            Section 4.10            No Violation of Law................................................... 23
            Section 4.11            Employee Matters...................................................... 23
            Section 4.12            Taxes................................................................. 24
            Section 4.13            Related Party Arrangements............................................ 25
            Section 4.14            Statements True and Correct........................................... 25
            Section 4.15            Disclosure Schedules.................................................. 25
            Section 4.16            Finder's Fees......................................................... 25
            Section 4.17            Agreements in Full Force and Effect................................... 25

ARTICLE V Closing Date Representations and Warranties of the Company...................................... 25
            Section 5.1             Organization and Good Standing; Qualification......................... 25
            Section 5.2             Capitalization........................................................ 25
            Section 5.3             Corporate Records..................................................... 26
            Section 5.4             Authorization and Validity............................................ 26
            Section 5.5             No Violation.......................................................... 26
            Section 5.6             No Business, Agreements, Assets or Liabilities........................ 26
            Section 5.7             Compliance with Laws.................................................. 26

ARTICLE VI Intentionally Omitted.......................................................................... 26

ARTICLE VII Covenants of the Company...................................................................... 26
            Section 7.1             Conduct of The Company................................................ 26
            Section 7.2             Title to Assets; Indebtedness......................................... 28
            Section 7.3             Access................................................................ 28
            Section 7.4             Acquisition Proposals................................................. 28
            Section 7.5             Compliance With Obligations........................................... 29
            Section 7.6             Notice of Certain Events.............................................. 29

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            Section 7.7             Intentionally omitted................................................. 29
            Section 7.8             Stockholders' Consent................................................. 29
            Section 7.9             Obligations of Company and Stockholders............................... 29
            Section 7.10            Funding of Accrued Employee Benefits.................................. 29
            Section 7.11            Accounting and Tax Matters............................................ 30
            Section 7.12            Spin-Off Transaction.................................................. 30
            Section 7.13            "F" Reorganization.................................................... 30

ARTICLE VIII Covenants of APP............................................................................. 30
            Section 8.1             Consummation of Agreement............................................. 30
            Section 8.2             Requirements to Effect the Merger and Acquisitions.................... 31
            Section 8.3             Access................................................................ 31
            Section 8.4             Notification of Certain Matters....................................... 31
            Section 8.5             Qualified Retirement Plans............................................ 31

ARTICLE IX Covenants of APP and the Company............................................................... 31
            Section 9.1             Filings; Other Action................................................. 31
            Section 9.2             Amendments of Schedules............................................... 32
            Section 9.3             Actions Contrary to Stated Intent..................................... 32
            Section 9.4             Public Announcements.................................................. 32
            Section 9.5             Expenses.............................................................. 32
            Section 9.6             Patient Confidentiality............................................... 32
            Section 9.7             Registration Statements............................................... 33

ARTICLE X Conditions Precedent of APP..................................................................... 33
            Section 10.1            Representations and Warranties........................................ 33
            Section 10.2            Covenants............................................................. 33
            Section 10.3            Legal Opinion......................................................... 33
            Section 10.4            Proceedings........................................................... 33
            Section 10.5            No Material Adverse Effect............................................ 33
            Section 10.6            Government Approvals and Required Consents............................ 33
            Section 10.7            Securities Approvals.................................................. 33
            Section 10.8            Closing Deliveries.................................................... 33
            Section 10.9            Closing of Initial Public Offering.................................... 33
            Section 10.10           Closing of Related Acquisitions....................................... 33
            Section 10.11           Dissenter's Rights.................................................... 34
            Section 10.12           Stockholder Representation Letter; Indemnification Agreement.......... 34
            Section 10.13           Transfer of Assets.................................................... 34

ARTICLE XI Conditions Precedent of the Company............................................................ 34
            Section 11.1            Representations and Warranties........................................ 34
            Section 11.2            Covenants............................................................. 34
            Section 11.3            Legal Opinions........................................................ 34
            Section 11.4            Proceedings........................................................... 34
            Section 11.5            Government Approvals and Required Consents............................ 34
            Section 11.6            "Blue Sky" Approvals; Nasdaq Listing.................................. 34
            Section 11.7            Closing of Initial Public Offering.................................... 35
            Section 11.8            Closing Deliveries.................................................... 35

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            Section 11.9            No Material Adverse Effect............................................ 35
            Section 11.10           Service Agreement Analysis............................................ 35
            Section 11.11           Tax Opinion........................................................... 35

ARTICLE XII Closing Deliveries............................................................................ 35
            Section 12.1            Deliveries of the Company............................................. 35
            Section 12.2            Deliveries of APP. ................................................... 36

ARTICLE XIII Post Closing Matters......................................................................... 37
            Section 13.1            Further Instruments of Transfer....................................... 37
            Section 13.2            Merger Tax Covenant................................................... 37
            Section 13.3            Current Public Information............................................ 38

ARTICLE XIV Remedies...................................................................................... 38
            Section 14.1            Indemnification by the Company........................................ 38
            Section 14.2            Indemnification by APP................................................ 38
            Section 14.3            Conditions of Indemnification......................................... 39
            Section 14.4            Costs, Expenses and Legal Fees........................................ 41
            Section 14.5            Tax Benefits; Insurance Proceeds...................................... 41

ARTICLE XV Termination.................................................................................... 41
            Section 15.1            Termination........................................................... 41
            Section 15.2            Effect of Termination................................................. 42

ARTICLE XVI Nondisclosure of Confidential Information..................................................... 42
            Section 16.1            Non-Disclosure Covenant............................................... 42
            Section 16.2            Damages............................................................... 42
            Section 16.3            Survival.............................................................. 42

ARTICLE XVII Miscellaneous................................................................................ 42
            Section 17.1            Amendment; Waivers.................................................... 42
            Section 17.2            Assignment............................................................ 43
            Section 17.3            Parties in Interest; No Third Party Beneficiaries..................... 43
            Section 17.4            Entire Agreement...................................................... 43
            Section 17.5            Severability.......................................................... 43
            Section 17.6            Survival of Representations, Warranties and Covenants................. 43
            Section 17.7            Governing Law......................................................... 43
            Section 17.8            Captions.............................................................. 43
            Section 17.9            Gender and Number..................................................... 44
            Section 17.10           Intentionally omitted................................................. 44
            Section 17.11           Confidentiality; Publicity and Disclosures............................ 44
            Section 17.12           Notice................................................................ 44
            Section 17.13           No Waiver; Remedies................................................... 45
            Section 17.14           Counterparts.......................................................... 45
            Section 17.15           Defined Terms......................................................... 45

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EXHIBITS

Exhibit A - List of Target Companies..................................................................... A-1
Exhibit B - Merger Consideration......................................................................... B-1
Exhibit C - Stockholder Representation Letter............................................................ C-1
Exhibit D - Indemnification Agreement.................................................................... D-1
Exhibit E - Physician Employment Agreement .............................................................. E-1
Exhibit F - Service Agreement............................................................................ F-1
Exhibit G - Stockholder Release.......................................................................... G-1

Exhibit 1.1 - List of Stockholders
Exhibit 10.3 - Legal Opinion (Company Counsel)
Exhibit 11.3 - Legal Opinion (APP Counsel)
Exhibit 11.11 - Tax Opinion

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                                        v

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


            This Agreement and Plan of Reorganization and Merger (this "Agreement"), dated as of June __, 1997, is by and among AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation ("APP") and CENTRAL IMAGING ASSOCIATES, P.C., a New York professional corporation (the "Company").

                                    RECITALS

            A. The Company owns and operates (i) a professional medical practice(s) specializing in radiology and (ii) diagnostic imaging centers. All of the shares of the common stock of the Company (the "Company Common Stock") are owned beneficially and of record by the Stockholders.

            B. APP is engaged in the business of owning, operating and acquiring the assets of, and managing the non-medical aspects of, radiology practices and diagnostic imaging centers.

            C. Pursuant to this Agreement, APP and the Company intend that the Company be merged with and into APP, and that APP be the sole surviving corporation (sometimes referred to hereinafter as the "Surviving Corporation"), and the Company be the disappearing corporation (sometimes referred to hereinafter as the "Disappearing Corporation").

            D. APP and the Company have each determined to engage in the transactions contemplated hereby, pursuant to which (i) the Company will merge with and into APP upon the terms and conditions set forth herein and in accordance with the laws of the State of New York and (ii) the outstanding shares of the Company Common Stock shall be converted at such time into cash and shares of common stock, par value $.0001 per share, of APP (the "APP Common Stock") as set forth herein.

            E. Prior to the Merger, the Company intends to transfer certain of its assets most of which relate solely to the practice of medicine to a [newly formed professional corporation] ("NewCo") in exchange for all of the capital stock of NewCo and to thereafter distribute such NewCo stock to the Stockholders (the "Spin-Off Transaction").

            F. APP and APP Subsidiaries have entered into, or intend to enter into, an Agreement and Plan of Reorganization and Merger or other acquisition agreements (collectively, the "Other Agreements") similar to this Agreement with interest holders (together with the Stockholders, the "Target Interest Holders") of each of the entities listed on Exhibit A (together with the Company, the "Target Companies").

            G. The parties intend for the transaction contemplated by this Agreement along with the transactions contemplated by the Other Agreements to qualify as a tax-free exchange within the meaning of Sections 351 and 368 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, as applicable.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the preceding recitals and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

            Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

            "Affiliate" with respect to any person shall mean a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

            "Agreement" shall have the meaning set forth in the preamble to this Agreement.

            "APP" shall have the meaning set forth in the preamble to this Agreement.

            "APP Common Stock" shall have the meaning set forth in the recitals to this Agreement.

            "APP Group" shall mean APP, NewCo and each of their Affiliates.

            "APP Subsidiaries" shall have the meaning set forth in Section 4.5.

            "Best knowledge" or "to the knowledge of" and similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after reasonable investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any of the Stockholders listed in Exhibit 1.1, director or executive officer of such entity after reasonable investigation and inquiry by the executive officers of such entity; provided, however, that to the extent any of the representations, warranties and statements of the Company made specifically in Section 3.21 is expressly qualified to the knowledge or best knowledge of the Company, it shall mean the knowledge of any of the Stockholders listed on Exhibit 1.1, director or executive officer of the Company actually possesses without the necessity of any special inquiry as to the matters which are the subject thereof.

            "Claim Notice" shall have the meaning set forth in Section 14.3(a).

            "Closing" shall mean the closing of the transactions contemplated by this Agreement as set forth in Section 2.2.

            "Closing Date" shall have the meaning set forth in Section 2.2.

            "Code" shall have the meaning set forth in the recitals to this Agreement.

            "Company" shall have the meaning set forth in the preamble to this Agreement.

            "Company Audited Financial Statements" shall mean the audited consolidated balance sheet of the Company as of December 31, 1996 and the related statements of income, stockholders' equity and statements of cash flows of the Company and its Subsidiaries for the year ended December 31, 1996.

            "Company Common Stock" shall have the meaning set forth in the recitals to this Agreement.

            "Company Current Balance Sheet" shall mean the unaudited consolidated balance sheet of Company and its Subsidiaries as of March 31, 1997.

            "Company Current Financial Statements" shall mean the Company Current Balance Sheet and the related statements of income, stockholders' equity and statements of cash flows of Company and the Company Subsidiaries for the _____ (__) month period then ended.

            "Company Financial Statements" shall mean collectively the Company Audited Financial Statements and the Company Current Financial Statements.

            "Company Right" shall mean all arrangements, calls, commitments, agreements, options, rights to subscribe to, scrips, understandings, warrants, or other binding obligations of any character whatsoever relating to or securities or rights convertible into or exchangeable for, shares of Company Common Stock, or by which the Company is or may be bound to issue additional shares of Company Common Stock or other Company Rights.

            "Company Subsidiaries" shall have the meaning set forth in Section 3.7.

            "Confidential Information" shall mean all trade secrets and other confidential and/or proprietary information of the particular person, including, but not limited to, information derived from reports, processes, data, know-how, software programs, improvements, inventions, strategies, compensation structures, reports, investigations, research, work in progress, codes, marketing and sales programs and plans, financial projections, cost summaries, formulae, contract analyses, financial information, forecasts, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by its employees, officers, directors, agents, representatives, or consultants.

            "Controlled Group" shall have the meaning set forth in Section 3.20(g).

            "Damages" shall have the meaning set forth in Section 14.1.

            "Disappearing Corporation" shall have the meaning set forth in the recitals to this Agreement.

            "Disclosure Schedules" shall mean the schedules attached hereto as of the date hereof or otherwise delivered by any party hereto pursuant to the terms hereof, as such may be amended or supplemented from time to time pursuant to the provisions hereof.

            "DOJ" shall mean the United States Department of Justice.

            "Effective Date" shall mean the date that the Registration Statement is declared effective by the SEC.

            "Effective Time" shall have the meaning set forth in Section 2.3.

            "Election Period" shall have the meaning set forth in Section
14.3(a).

            "Employee Benefit Plans" shall have the meaning set forth in Section 3.20(a).

            "Encumbrance" shall mean any charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

            "Environmental Laws" shall have the meaning set forth in Section 3.21(e).

            "ERISA" shall have the meaning set forth in Section 3.18.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.



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

            "Form S-1" shall mean the Form S-1 Registration Statement filed with the SEC by APP pursuant to the Securities Act in connection with its Initial Public Offering.

            "Form S-4" shall mean the Form S-4 Registration Statement filed with the SEC by APP pursuant to the Securities Act in connection with the offering of APP Common Stock as consideration under the Merger and other mergers contemplated by the Other Agreements.

            "Founding Company" shall mean a Target Company that is either a party to this Agreement or an Other Agreement that has not been terminated prior to Closing.

            "FTC" shall mean the United States Federal Trade Commission.

            "Indemnified Party" shall have the meaning set forth in Section 14.3(a).

            "Indemnifying Party" shall have the meaning set forth in Section 14.3(a).

            "Indemnity Notice" shall have the meaning set forth in Section 14.3(d).

            "Initial Public Offering" shall mean the initial underwritten public offering of APP Common Stock contemplated by the Form S-1.

            "Initial Public Offering Price" shall mean the price per share of APP Common Stock received by APP before underwriting commissions, discounts or other fees in connection with its Initial Public Offering.

            "Insurance Policies" shall have the meaning set forth in Section
3.23.

            "IRS" shall mean the Internal Revenue Service.

            "Lease Agreements" shall have the meaning set forth in Section 3.14.

            "Material Adverse Effect" shall mean a material adverse effect on the assets, properties, business, operations, condition (financial or otherwise), liabilities or results of operations of the Person or Persons being referred to, taken as a whole (including its consolidated subsidiaries, if any), in consideration of all relevant facts and circumstances.

            "Medical Waste" shall mean (i) pathological waste, (ii) blood, (iii) sharps, (iv) wastes from surgery or autopsy, (v) dialysis waste, including contaminated disposable equipment and supplies, (vi) cultures and stocks of infectious agents and associated biological agents, (vii) contaminated animals,
(viii) isolation wastes, (ix) contaminated equipment, (x) laboratory waste, (xi) any substance, pollutant, material, or contaminant listed or regulated under any Medical Waste Law, and (xii) other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals.

            "Medical Waste Laws" shall mean the following, including regulations promulgated and orders issued thereunder, as in effect on the date hereof and the Closing Date: (i) the MWTA, (ii) the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA SectionSection 2501 et seq., (iii) the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA SectionSection 1401 et seq., (iv) The Occupational Safety and Health Act, 29 USCA SectionSection 651 et seq., (v) the United States Department of Health and Human Services, National Institute for Occupational Safety and Health, Infectious Waste Disposal Guidelines, Publication No. 88-119, and (vi) any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they are applicable to any of the Company's assets or operations and purport to regulate Medical Waste or impose requirements related to Medical Waste.

            "Merger" shall have the meaning set forth in Section 2.1.



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

            "Merger Consideration" shall have the meaning set forth in Section 2.8(a).

            "MWTA" shall mean the Medical Waste Tracking Act of 1988, 42 U.S.C. Sections 6992, et seq.

            "NewCo" shall have the meaning set forth in the recitals to this Agreement.

            "NewCo Common Stock" shall mean the common stock[, $_____ par value per share,] of NewCo.

            "New Qualified Plan" shall have the meaning set forth in Section
8.5.

            "Ordinary course of business" shall mean the usual and customary way in which the particular entity has conducted its business in the past.

            "Other Agreements" shall have the meaning set forth in the recitals to this Agreement.

            "Payors" shall mean any and all private or governmental Persons, obligated by contract or by law to render payment to the Company or NewCo in consideration of the performance of professional medical or technical services including, but not limited to, Medicare and Medicaid Programs (as defined in Section 3.27(a)), insurance companies, health maintenance organizations, preferred provider organizations, independent practice associations, hospitals, hospital systems, integrated delivery systems and CHAMPUS.

            "Person" shall mean any natural person, corporation, partnership, joint venture, limited liability company, association, group, organization or other entity.

            "Physician Employee" shall mean each radiologist employed by the Company or NewCo, as the case may be.

            "Physician Employment Agreements" shall have the meaning set forth in Section 10.14.

            "Registration Statements" shall mean the Form S-1 and the Form S-4.

            "Regulated Activity" shall have the meaning set forth in Section 3.21(e).

            "Related Acquisitions" shall mean, collectively, the Merger and the mergers and acquisitions of each Founding Company and its related entities and assets contemplated by the Other Agreements.

            "Reorganization" shall have the meaning set forth in Section 13.2.

            "Security Agreement" shall have the meaning set forth in the Service Agreement.

            "SEC" shall mean the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Service Agreement" shall have the meaning set forth in Section 12.1(j).

            "Spin-Off Transaction" shall have the meaning set forth in the recitals to this Agreement.

            "Stockholders" shall mean the stockholders of the Company immediately prior to the Effective Time.

            "Stockholder Release" shall have the meaning set forth in Section 12.1(m).

            "Surviving Corporation" shall have the meaning set forth in the recitals to this Agreement.



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

            "Target Companies" shall have the meaning set forth in the recitals to this Agreement.

            "Target Interest Holders" shall have the meaning set forth in the recitals to this Agreement.

            "Tax Returns" shall include all federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, environmental, duties, value added and other tax returns (including information returns).

            "Third Party Claim" shall have the meaning set forth in Section 14.3(a).

            Section 1.2 Rules Of Interpretation. The definitions set forth in
Section 1.1 shall be equally applicable to both the singular and the plural forms of the terms therein defined and shall cover both genders.

            Unless otherwise indicated, "herein," "hereby," "hereunder," "hereof," "hereinabove," "hereinafter" and other equivalent words refer to this Agreement and not solely to the particular Article, Section or subdivision hereof in which such word is used.

            Unless otherwise indicated, reference herein to an Article number (e.g., Article IV) or a Section number (e.g., Section 6.2) shall be construed to be a reference to the designated Article number or Section number of this Agreement.

                                   ARTICLE II

                                   The Merger

            Section 2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall be merged with and into APP in accordance with this Agreement and the separate corporate existence of the Disappearing Corporation shall thereupon cease (the "Merger"). APP shall be the Surviving Corporation in the Merger and shall continue to be governed by the laws of the State of New York, and the separate corporate existence of the Company with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger, except as set forth herein. The Surviving Corporation may, at any time concurrent with and/or after the Effective Time, take any action in the name of or on behalf of the Disappearing Corporation in order to effectuate the transactions contemplated by this Agreement.

            Section 2.2 The Closing. The closing (the "Closing") shall take place at 10:00 a.m., local time, at the offices of APP located at 2301 NationsBank Plaza, 901 Main Street, Dallas, Texas on the day on which the transactions contemplated by the Initial Public Offering are consummated. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

            Section 2.3 Effective Time. If all the conditions to the Merger set forth in Articles XI and XII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with
Article XVI, the parties hereto shall cause to be properly executed and filed on the Closing Date, Certificates of Merger meeting the requirements of Section 904 of the New York Business Corporation Law. The Merger shall become effective at the time of the filing of such documents with the Secretary of State of the State of New York, in accordance with such law or at such later time which the parties hereto have theretofore agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

            Section 2.4 Certificate of Incorporation of Surviving Corporation. Effective at the Effective Time, the Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation without any amendment or modification as a result of the Merger.

            Section 2.5 Bylaws of Surviving Corporation. The Bylaws of APP in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation without any amendment or modification as a result of the Merger.

            Section 2.6 Directors of the Surviving Corporation. The persons who are directors of the Company immediately prior to the Effective Time shall submit a written resignation in form and substance acceptable to APP, effective as of the Effective Time.

            Section 2.7 Officers of the Surviving Corporation. The persons who are officers of the Company immediately prior to the Effective Time shall submit a written resignation in form and substance acceptable to APP, effective as of the Effective Time.

            Section 2.8 Conversion of Company Common Stock. The manner of converting shares of Company Common Stock in the Merger shall be as follows:

                    (a) As a result of the Merger and without any action on the part of the holder thereof, all shares of Company Common Stock issued and outstanding at the Effective Time (excluding shares held by APP pursuant to Section 2.8(d) hereof) shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, (i) cash and (ii) validly issued, fully paid and nonassessable shares of APP Common Stock, all as determined in accordance with the provisions of Exhibit B attached hereto (the "Merger Consideration").

                    (b) Each share of Company Common Stock held in the Company's treasury, if any, at the Effective Time, by virtue of the Merger, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                    (c) Each Company Right outstanding at the Effective Time shall be terminated and cancelled, without payment of any consideration therefor, and shall cease to exist.

                    (d) At the Effective Time, each share of APP Common Stock issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, continue unchanged and remain outstanding as a validly issued, fully paid and nonassessable share of APP Common Stock.

            Section 2.9 Exchange of Certificates Representing Shares of the Company Common Stock.

                    (a) At or after the Effective Time and at the Closing (i) the Stockholders, as holders of a certificate or certificates representing shares of the Company's Common Stock, shall upon surrender of each certificate or certificates (or completion of appropriate affidavit of lost certificate and indemnity) receive such allocation of Merger Consideration as determined in accordance with the provisions of Exhibit B attached hereto; and (ii) until each certificate or certificates representing Company Common Stock have been surrendered by the Stockholders, the certificates for Company Common Stock shall, for all purposes, represent solely the right to receive Merger Consideration as determined in accordance with the provisions of Exhibit B attached hereto and Section 2.10 hereof, if applicable. At the Effective Time, each share of Company Common Stock converted into Merger Consideration shall by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and returned and all shares of APP Common Stock issuable to the Stockholders in the Merger as part of the Merger Consideration shall be deemed for all purposes to have been issued by APP at the Effective Time.

                    (b) Each Stockholder shall deliver to APP at the Closing the certificates representing Company Common Stock owned by him, her or it, duly endorsed in blank by the Stockholder, or accompanied by duly executed stock powers in blank, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholder's expense, affixed and cancelled. Each Stockholder agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Company Common Stock or with respect to the stock powers accompanying any Company Common Stock. Upon such delivery (or completion of appropriate affidavit of lost certificate and indemnity), each Stockholder shall receive in exchange therefor the Merger Consideration pursuant to Exhibit B and Section 2.10 hereof, if applicable.

            Section 2.10 Fractional Shares. Notwithstanding any other provision herein, no fractional shares of APP Common Stock will be issued and any Stockholder otherwise entitled to receive a fractional share of APP Common Stock as part of the Merger Consideration hereunder shall receive a cash payment in lieu thereof reflecting such Stockholder's proportionate interest in a share of APP Common Stock multiplied by the Initial Public Offering Price.

                                   ARTICLE III

                  Representations and Warranties of the Company

            As an inducement to APP to enter into this Agreement and to consummate the Merger and except as set forth in the Disclosure Schedules attached hereto and incorporated herein by this reference, the Company represents and warrants to APP both as of the date hereof and as of the Effective Time as follows:

            Section 3.1 Organization and Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. The Company and each Company Subsidiary is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where such failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company. Copies of the articles or certificates of incorporation and all amendments thereto of the Company and each Company Subsidiary and the bylaws of the Company and each Company Subsidiary, as amended, and copies of the corporate minutes of the Company, all of which have been or will be made available to APP for review, are true and complete as in effect on the date of this Agreement, and in the case of the corporate minutes, accurately reflect all material proceedings of the Stockholders and directors of the Company (and all committees thereof). The stock record books of the Company, which have been or will be made available to APP for review, contain true, complete and accurate records of the stock ownership of record of the Company and the transfer record of the shares of its capital stock.

            Section 3.2 Authorization and Validity. The Company has all requisite corporate power to enter into this Agreement and all other agreements entered into in connection with the transactions contemplated hereby and to consummate the transactions contemplated hereby. The execution, delivery and, subject to approval of this Agreement and the Merger by the Stockholders, performance by the Company of this Agreement and the agreements contemplated herein, and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's respective corporate powers and have been duly authorized by all necessary action on the part of the Company's Board of Directors. Subject to the approval of this Agreement and the Merger by the Stockholders, this Agreement has been duly executed by the Company, and this Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company is a party constitute, or upon execution will constitute, valid and binding agreements of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, or by public policy.

            Section 3.3 Governmental Authorization. Other than complying with the provisions of the applicable state corporate laws regarding the approval of the Merger and the filing of the Certificates of Merger (as contemplated by Section 2.3) and any other required documents related to the Merger, and other than consents, filings or notifications required to be made or obtained solely by APP (including, without limitation, in connection with the Initial Public Offering, Form S-4 or any Hart-Scott-Rodino filing to be made by APP, if any), the execution, delivery and performance by the Company of this Agreement and the agreements provided for herein, and the consummation of the transactions contemplated hereby and thereby by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

            Section 3.4 Capitalization. The authorized capital stock of the Company consists of 200 shares of the Company Common Stock, of which 130 shares are issued and outstanding. The Stockholders collectively are and will be immediately prior to the Effective Time the record and beneficial owners of all the issued and outstanding Company Common Stock, free and clear of all Encumbrances, in the respective amounts set forth in the Disclosure Schedules. Each outstanding share of Company Common Stock has been legally and validly issued and is fully paid and nonassessable, and was issued pursuant to a valid exemption from registration under (i) the Securities Act of 1933, as amended, and (ii) all applicable state securities laws. No shares of Company Common Stock are owned by the Company in treasury. No shares of Company Common Stock have been issued or disposed of in violation of any preemptive rights, rights of first refusal or similar rights of any of the Stockholders. Other than Company Common Stock, the Company has no securities, bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter.

            Section 3.5 Transactions in Capital Stock. There exist no Company Rights. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Neither the equity structure of the Company nor the relative ownership of shares among any of its Stockholders has been altered or changed in contemplation of the Merger within the two (2) years preceding the date of this Agreement.

            Section 3.6 Continuity of Business Enterprise. There has not been any sale, distribution or spin-off of significant assets of the Company or any of its Affiliates other than in the ordinary course of business within the (2) two years preceding the date of this Agreement.

            Section 3.7 Subsidiaries and Investments. The Company does not own, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity (each a "Company Subsidiary").

            Section 3.8 Absence of Conflicting Agreements or Required Consents. Subject to approval of this Agreement and the Merger by the Stockholders of the Company, the execution, delivery and performance by the Company of this Agreement and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any governmental or regulatory body or authority or any other third party except for such consents, for which the failure to obtain would not result in a Material Adverse Effect on the Company; (ii) will not conflict with or result in a violation of any provision of the Company's articles or certificate of incorporation or bylaws, (iii) will not conflict with, result in a violation of, or constitute a default under any law, rule, ordinance, regulation or any ruling, decree, determination, award, judgment, order or injunction of any court or governmental instrumentality which is applicable to the Company or by which the Company or its properties are subject or bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or modify, or permit any person to accelerate or modify, any performance required by the terms of any agreement, instrument, license or permit, to which the Company is a party or by which the Company or any of its properties are subject or bound except for such conflict, termination, breach or default, the occurrence of which would not result in a Material Adverse Effect on the Company; and (v) except as contemplated by this Agreement, will not create any Encumbrance or restriction upon the Company Common Stock or any of the assets or properties of the Company.

            Section 3.9 Intentionally omitted.

            Section 3.10 Absence of Changes. Except as permitted or contemplated by this Agreement, since March 31, 1997, the Company has conducted its business only in the ordinary course and has not:

                    (a) suffered any change or changes in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations (whether or not covered by insurance) that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect on the Company;

                    (b) paid, discharged or satisfied any material liability, other than the payment, discharge or satisfaction of liabilities in the ordinary course of business;

                    (c) written off as uncollectible any receivable, except for write-offs in the ordinary course of business;

                    (d) except in the ordinary course of business and consistent with past practice, cancelled or compromised any debts or waived or permitted to lapse any claims or rights or sold, transferred or otherwise disposed of any of its properties or assets;

                    (e) entered into any commitment or transaction not in the ordinary course of business that is material to the Company, taken as a whole, or made any capital expenditure or commitment in excess of $25,000;

                    (f) made any change in any method of accounting or accounting practice, credit practices, collection policies, or payment policies;

                    (g) except in the ordinary course of business consistent with past practice, incurred any liabilities or obligations (absolute, accrued or contingent) in excess of $10,000 individually or $25,000 in the aggregate;

                    (h) mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any claim or Encumbrance, except for liens for current personal property taxes not yet due and payable, mechanics, landlords, materialmen, and other statutory liens, purchase money security interests, sale-leaseback interests granted and all other Encumbrances granted in similar transactions;

                    (i) sold, redeemed, acquired or otherwise transferred any equity or other interest in itself;

                    (j) increased any salaries, wages or any employee benefits for any employee of the Company, except in the ordinary course of business and consistent with past practice;

                    (k) hired, committed to hire or terminated any employee except in the ordinary course of business;

                    (l) declared, set aside or made any payments, dividends or other distributions to any Stockholder or any other holder of capital stock of the Company (except as expressly contemplated herein); or

                    (m) agreed, whether in writing or otherwise, to take any action described in this Section 3.10.

            Section 3.11 No Undisclosed Liabilities. To the best of its knowledge, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted except for liabilities or obligations reflected or reserved against in the Company's Current Balance Sheet.

            Section 3.12 Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or, to the knowledge of the Company, threatened against, or affecting the Company, any Company Subsidiary, any Stockholder, the Physician Employees or any other licensed professional or other individual affiliated with the Company affecting or that would reasonably be likely to affect the Company Common Stock or the operations, business condition, (financial or otherwise), or results of operations of the Company which (i) if successful, may, individually or in the aggregate, have a Material Adverse Effect on the Company or (ii) could adversely affect the ability of the Company or any Company Subsidiary to effect the transactions contemplated hereby, and to the knowledge of the Company there is no basis for any such action or any state of facts or occurrence of any event which would reasonably be likely to give rise to the foregoing. There are no unsatisfied judgments against the Company or any Company Subsidiary or any licensed professional or other individual affiliated with the Company or any Company Subsidiary relating to services provided on behalf of the Company or any Company Subsidiary or any consent decrees to which any of the foregoing is subject. Each of the matters, if any, set forth in this Section 3.12 is fully covered by policies of insurance of the Company or any Company Subsidiary as in effect on the date hereof.

            Section 3.13 No Violation of Law. Neither the Company nor any Company Subsidiary has been, nor shall be as of the Effective Time (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever), in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency, authority or court binding on it, or relating to its properties, assets or business or its advertising, sales or pricing practices, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

            Section 3.14 Lease Agreements. The Disclosure Schedules contain a true, accurate and complete list of all the lease agreements and license agreements to which the Company or any Company Subsidiary is a party and pursuant to which the Company or any Company Subsidiary leases (whether as lessor or lessee) or licenses (whether as licensor or licensee) any real or personal property related to the operation of its business and which requires payments in excess of $12,000 per year (the "Lease Agreements"). The Company has delivered to APP true and complete copies of all of the Lease Agreements. Each Lease Agreement is valid, effective and in full force in accordance with its terms, and there is not under any such lease (i) any existing or claimed material default by the Company or any Company Subsidiary (as applicable) or event of material default or event which with notice or lapse of time, or both, would constitute a material default by the Company or any Company Subsidiary (as applicable) and, individually or in the aggregate, may reasonably result in a Material Adverse Effect on the Company, or, (ii) to the knowledge of the Company, any existing material default by any other party under any of the Lease Agreements or any event of material default or event which with notice or lapse of time, or both, would constitute a material default by any such party. To the knowledge of the Company, there is no pending or threatened reassessment of any property covered by the Lease Agreements. The Company or any Company Subsidiary will use reasonable good faith efforts to obtain, prior to the Effective Time, the consent of each landlord or lessor whose consent is required to the assignment of the Lease Agreements and will use reasonable good faith efforts to deliver to APP in writing such consents as are necessary to effect a valid and binding transfer or assignment of the Company's or any Company Subsidiary's rights thereunder. The Company has a good, clear, valid and enforceable leasehold interest under each of the Lease Agreements. The Lease Agreements comply with the exceptions to ownership interests and compensation arrangements set out in 42 U.S.C. Section 1395nn, 42 C.F.R. Section 1001.952, and any similar applicable state law safe harbor or other exemption provisions.

            Section 3.15 Real and Personal Property.

                    (a) Neither the Company nor any Company Subsidiary owns any interest (other than the Lease Agreements) in real property.

                    (b) The Company and any Company Subsidiary (i) has good title to all of its properties and assets (real, personal and mixed, tangible and intangible) and any rights or interests therein which it purports to own including, without limitation, all the property and assets reflected in the Company Current Financial Statements; and (ii) owns such rights, interests, assets and property free and clear of all Encumbrances, title defects or objections (except for taxes not yet due and payable). The personal property presently used in connection with the operation of the business of the Company and the Company Subsidiaries constitutes the necessary personal property assets to continue operation of the Company and any Company Subsidiary.

            Section 3.16 Indebtedness for Borrowed Money. Except for trade payables incurred in the ordinary course of business, the Company does not have any direct or indirect indebtedness for borrowed money, including indebtedness by way of lease-purchase arrangements or guarantees, and is not obligated in any manner (actual or contingent) to assume or guarantee any indebtedness or obligation of another Person.

            Section 3.17 Contracts and Commitments.

                    (a) The Disclosure Schedules contain a true, accurate and complete list, and the Company has delivered to APP true and complete copies, of each contract, agreement and other instrument requiring the Company to make future payments of $10,000 in any fiscal year or $25,000 in the aggregate (other than insurance contracts identified in Section 3.23 or Lease Agreements identified in Section 3.14) to which the Company is a party or by which it or any of its properties or assets are bound including, without limitation, (i) prior to the Spin-Off Transaction, all agreements between the Company, on the one hand, and any Payor, government entity, provider, hospital, health maintenance organization, other managed care organization or other third-party provider, on the other hand, then in effect relating to the provision of medical, diagnostic imaging or consulting services, treatments, patient referrals or other similar activities, (ii) all indentures, mortgages, notes, loan or credit agreements and other agreements and obligations relating to the borrowing of money or to the direct or indirect guarantee or assumption of obligations of third parties requiring the Company to make, or setting forth conditions under which the Company would be required to make, aggregate future payments in excess of $10,000 in any fiscal year or $25,000 in the aggregate,
(iii) all agreements for capital improvements or acquisitions involving an amount of $75,000 in any fiscal year or $75,000 in the aggregate, (iv) all agreements containing a covenant limiting the freedom of the Company (or any provider employee of the Company) to compete in any line of business with any person or entity or in any geographic area or (v) all written contracts and commitments providing for future payments by the Company in excess of $10,000 in any fiscal year or $25,000 in the aggregate and that are not cancelable by providing notice of sixty (60) days or less. All such contracts, agreements or other instruments are in full force and effect, there has been no threatened cancellation thereof, there are no outstanding disputes thereunder, each is with unrelated third parties and was entered into on an arms-length basis and, assuming the receipt of the appropriate consents, all will continue to be binding in accordance with their terms after consummation of the transaction contemplated herein; there are no contracts, agreements or other instruments to which the Company is a party or is bound (other than physician employment contracts and insurance policies) which could either singularly or in the aggregate have a Material Adverse Effect on the value to APP of the assets and properties to be acquired by APP from the Company, or which could inhibit or prevent the Company from transferring to or vesting in APP good and sufficient title to the assets and properties to be acquired by APP and the Surviving Corporation except where the failure to transfer would not have a Material Adverse Effect on APP. In every instance where consent is necessary, the Company shall, on or before the Closing Date, use reasonable good faith efforts to obtain and deliver to APP in writing, effective as of the Closing Date, such consents as are necessary to enable the Surviving Corporation to enjoy all of the rights now enjoyed by the Company under such contracts. Any and all such consents shall be in a form reasonably acceptable to APP and shall contain an acknowledgment by the consenting party that the Company has fully complied with and is not in default under any provision of the particular contract or agreement. Notwithstanding the foregoing, the Company shall not transfer to APP any contracts or agreements relating to the provision of professional medical services or other such agreements and contracts that APP consents to in writing to be transferred to NewCo in the Spin-off Transaction. No contract with a health care provider or Payor has been materially amended or terminated within the last twelve (12) months.

                    (b) The Company (i) has not received notice of any plan or intention of any other party to exercise any right to cancel or terminate any contract, agreement or instrument required to be disclosed pursuant to Section 3.17(a), and to the knowledge of the Company there are no fact(s) that would justify the exercise of such a right; and (ii) does not currently contemplate, or have reason to believe any other Person currently contemplates, any amendment or change to any such contract, agreement or instrument.

            Section 3.18 Employee Matters. The Company is not currently a party to any employment contract (except for oral employment agreements which are terminable at will), consulting or collective bargaining contracts, deferred compensation, pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder ("ERISA")), profit sharing, bonus, stock option, stock purchase or other nonqualified benefit or compensation commitments, benefit plans, arrangements or plans (whether written or oral), including all welfare plans (as defined in Section 3(1) of ERISA) of or pertaining to the Company and any of its present or former employees, or any predecessors in interest. As of April 30, 1997, the Company employed a collective total of [___] part-time and [____] full-time employees. The Disclosure Schedules list each employee of, or consultant to, the Company who received combined salary, benefits (other than those offered generally to all other employees) and bonuses for 1996 in excess of $50,000 or who is expected to receive combined salary, benefits (other than those offered generally to all other employees) and bonuses in 1997 in excess of $50,000. The Company is not delinquent in payment to any of its employees or Physician Employees for wages, salaries, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of employment of any employee or Physician Employee, no severance or other payments will become due and the Company has no policy, past practice or plan of paying severance on termination of employment.

            Section 3.19 Labor Relations.

                    (a) To the knowledge of the Company, the Company is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act;

                    (b) To the knowledge of the Company, there is no unfair labor practice, charge or complaint or any other employment-related matter against or involving the Company pending or threatened before the National Labor Relations Board or any federal, state or local agency, authority or court;

                    (c) To the knowledge of the Company, there are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, the making of workers' compensation claims, sexual preference, handicap or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against the Company. There have been no governmental audits of the equal employment opportunity practices of the Company and, to the knowledge of the Company, no basis for any such audit exists which, if conducted would result in a Material Adverse Effect on the Company;

                    (d) The Company is in material compliance with the Immigration Reform and Control Act of 1986, as amended, and all applicable regulations promulgated thereunder; and

                    (e) To the knowledge of the Company, there are no inquiries, investigations or monitoring activities of any licensed, registered, or certified professional personnel employed or retained by, credentialed or privileged, or otherwise affiliated with the Company pending or threatened by any state professional board or agency charged with regulating the professional activities of health care practitioners.

            Section 3.20 Employee Benefit Plans.

                    (a) Identification. The Disclosure Schedules contain a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) sponsored by the Company or to which the Company contributes on behalf of its employees and all employee benefit plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof (the "Employee Benefit Plans"). The Company has provided to APP copies of all plan documents (as they may have been amended to the date hereof), determination letters, pending determination letter applications, trust instruments, insurance contracts or policies related to an Employee Benefit Plan, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Company has provided or made available to APP a written description of all existing practices engaged in by the Company that constitute Employee Benefit Plans. Subject to the requirements of ERISA, each of the Employee Benefit Plans can be terminated or amended at will by the Company without any further liability or obligation on the part of such entity to make further contributions or payments in connection therewith following such termination. No unwritten amendment exists with respect to any Employee Benefit Plan.

                    (b) Administration. Each Employee Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

                    (c) Examinations. The Company has not received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency or authority.

                    (d) Prohibited Transactions. No prohibited transactions (within the meaning of Section 4975 of the Code or Section 406 of ERISA) have occurred with respect to any Employee Benefit Plan. There has been no breach of any duty under ERISA or applicable law (including, without limitation, any health care contractor requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which would be reasonably likely to result, directly or indirectly, (including through any obligation of indemnification or contribution), in any taxes, penalties or other liability to APP or any of its Affiliates.

                    (e) Claims and Litigation. No pending or, to the Company's knowledge, threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                    (f) Qualification. The Company has received a favorable determination letter or ruling from the IRS for each of the Employee Benefit Plans intended to be qualified within the meaning of Section 401(a) or 501(c)(9) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code and, to the best knowledge of the Company and each Stockholder, has been continually qualified under the applicable Section of the Code since the effective date of such Employee Benefit Plan. No proceedings exist or, to the Company's knowledge, have been threatened that could result in the revocation of any such favorable determination letter or ruling.

                    (g) Funding Status. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company is a member (a "Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits, based upon the most recent actuarial valuation as of a date no more than ninety (90) days prior to the date hereof. The Disclosure Schedules contain a complete and accurate statement of all actuarial assumptions applied to determine the present value of accrued benefits under all Employee Benefit Plans subject to actuarial assumptions.

                    (h) Excise Taxes. Neither the Company nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

                    (i) Multiemployer Plans. Neither the Company nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA or any other Employee Benefit Plan which has been subject to Title IV of ERISA or Section 412 of the Code.

                    (j) PBGC. No facts or circumstances are known to the Company that would result in the imposition of liability against APP or any of its Affiliates by the Pension Benefit Guaranty Corporation ("PBGC") as a result of any act or omission by the Company or any member of a Controlled Group. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

                    (k) Retirees. The Company has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and the applicable provisions of ERISA.

                    (l) Other Compensation Arrangements. Neither the Company nor, to the Company's knowledge, any Stockholder or Physician Employee is a party to any compensation or debt arrangement with any Person relating to the provision of health care related services other than arrangements with the Company.

            Section 3.21 Environmental Matters.

                    (a) Neither the Company nor any Company Subsidiary has, within the five (5) years preceding the date hereof, through the Effective Time, received from any federal, state or local governmental body, agency, authority or entity, or any other Person, any written notice, demand, citation, summons, complaint or order or any notice of any penalty, lien or assessment, and to the knowledge of the Company no investigation or review is pending by any governmental entity, with respect to any (i) alleged violation by the Company of any Environmental Law (as defined in subsection (e) below) (ii) alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required pursuant to any Environmental Law in connection with the conduct of its business; or (iii) alleged illegal Regulated Activity (as defined in subsection (e) below) by the Company.

                    (b) Neither the Company nor any Company Subsidiary has used, transported, disposed of or arranged for the disposal of (as those terms are defined in and construed under the Comprehensive Environmental Response, Compensation and Liability Act) any Hazardous Substance (as defined herein) that would be reasonably likely to give rise to any Environmental Liabilities (as defined in subsection (e) below) for the Company under any applicable Environmental Law that had, or would reasonably be likely to have, a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has engaged in any activity or failed to undertake any activity which action or failure to act has given, or would reasonably be likely to give, rise to any Environmental Liabilities or enforcement action by any federal, state or local regulatory agency or authority, or has resulted, or would reasonably be likely to result, in any fine or penalty imposed pursuant to any Environmental Law.
Schedule 3.21(b) discloses any known presence of asbestos in or on the Company's or any Company Subsidiary's owned or leased premises. To the knowledge of the Company, there is no friable asbestos in or on the Company's or any Company Subsidiary's owned or leased premises.

                    (c) To the knowledge of the Company, no soil or water in or under any assets currently or formerly held for use or sale by the Company or any Company Subsidiary is or has been contaminated by any Hazardous Substance while such assets or premises were owned, leased, operated or managed, directly or indirectly by the Company or any Company Subsidiary, where such contamination had, or would be reasonably likely to have, a Material Adverse Effect on the Company.

                    (d) There have been no environmental audits and other similar reports which have been prepared by, for or, to the knowledge of the Company, concerning the Company or any Company Subsidiary within the five (5) years preceding the date hereof through the Effective Time with respect to any real property now or previously owned or leased by the Company, any Company Subsidiary or any of its predecessors, true and complete copies of which have been provided to APP.

                    (e) For the purposes of this Section 3.21, the following terms have the following meanings:

                        "Environmental Laws" shall mean any federal, state or
            local laws, ordinances, codes, regulations, rules, policies and orders (including without limitation, Medical Waste Laws) that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous, toxic, or radioactive substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public in each case as in effect on the date hereof.

                        "Environmental Liabilities" shall mean all liabilities
            of the Company or any Company Subsidiary, whether contingent or fixed, which (i) have arisen, or would reasonably be likely to arise, under Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the date hereof or the Effective Time.

                        "Hazardous Substances" shall mean any toxic or hazardous
            substances, material or waste, including Medical Waste, or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental Laws.

                        "Regulated Activity" shall mean any generation,
            treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

            Section 3.22 Filing Reports. All returns, reports, plans and filings of any kind or nature necessary to be filed by the Company with any governmental agency or authority have been properly completed and timely filed in compliance with all applicable requirements, except where failure to so file would not have a Material Adverse Effect on the Company.

            Section 3.23 Insurance Policies. The Disclosure Schedules list and briefly describe the Company's policies of insurance to which the Company or any Company Subsidiary is a party or under which the Company or any Company Subsidiary, officer or director thereof is or has been covered at any time during the last five (5) years preceding the date of this Agreement relating to the business of the Company or any Company Subsidiary (the "Insurance Policies"). All of the Insurance Policies are valid, outstanding and enforceable policies, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies and all premiums with respect thereto which are due and payable are currently paid. All Insurance Policies currently maintained by the Company or any Company Subsidiary ("Current Policies") taken together, (i) provide adequate insurance coverage for the assets, properties and operations of the Company and its Affiliates for all risks normally insured against by a Person carrying on a substantially similar business or businesses as the Company and its Affiliates, (ii) are sufficient for compliance with legal and contractual requirements to which the Company or any of its Affiliates is a party or by which any of them may be bound, and (iii) shall be maintained in force (including the payment of all premiums and compliance with their terms) without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided to APP. Neither the Company nor any Company Subsidiary nor any officer or director thereof has received any notice or other written communication from any issuer of any Current Policy cancelling such policy, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder and, to the knowledge of the Company, no such cancellation or increase of deductibles, retainages or premiums is threatened. There are no outstanding claims, settlements or premiums owed against any Insurance Policy, and all required notices have been given and all known potential or actual claims under any Insurance Policy have been presented in due and timely fashion. Within the five (5) years preceding the Agreement, neither the Company nor any Company Subsidiary has filed a written application for any professional liability insurance coverage which has been denied by an insurance agency or carrier. The Disclosure Schedules also set forth a list of all claims under any Insurance Policy in excess of $10,000 per occurrence filed by the Company or any Company Subsidiary during the immediately preceding three-year period. Each Physician Employee has, at all times while a Physician Employee, maintained or been covered by professional malpractice insurance in such types and amounts as are customary for such a physician practicing the same type of medicine in the same geographic area.

            Section 3.24 Accounts Receivable; Payors.

                    (a) The Disclosure Schedules set forth a list and aging of all accounts receivable of the Company as of March 31, 1997, which list is complete, true and accurate in all material respects. All such accounts receivable arose in the ordinary course of business and have not been previously written off as bad debts and, are, to the extent still uncollected, to the knowledge of the Company collectible in the ordinary course of business, net of reserves for doubtful and uncollectible accounts shown in the Company Financial Statements or on the accounting records of the Company (which reserves are calculated consistent with generally accepted accounting principles and past practice).

                    (b) The Disclosure Schedules set forth (i) a true, correct and complete list of the names and addresses of each Payor of the Company as of such date, which accounted for more than 5% of the revenues of the Company in the fiscal year ended December 31, 1996, or which is reasonably expected to account for more than 5% of the revenues of the Company for the fiscal year to end December 31, 1997, and (ii) a single line item listing for all private-pay patients in the aggregate of the Company. The Company has satisfactory relations with such Payors set forth in (i) above and none of such Payors has notified the Company that it intends to discontinue its relationship with the Company or to deny any payments due from, or any claims for payment submitted to any such party.

            Section 3.25 Accounts Payable; Suppliers.

                    (a) The Disclosure Schedules set forth a true and complete
(i) list of the accounts payable of the Company as of March 31, 1997, and (ii) list of each individual indebtedness owed by the Company of $5,000 or more, setting forth the payee and the amount of indebtedness.

                    (b) The Disclosure Schedules set forth a true, correct and complete list of the names and addresses of each of the providers/suppliers of products or services to the Company (including, without limitation all non-Physician Employee providers of care to patients) which accounted for a dollar volume of purchases paid for by the Company in excess of $25,000 for the fiscal year ended December 31, 1996, or which is reasonably expected to account for a dollar volume of purchases paid for by the Company in excess of $25,000 for the fiscal year to end December 31, 1997.

            Section 3.26 Inventory. All items of inventory on the Company Current Balance Sheet contained in the Company Financial Statements consisted, and all such items on hand on the date of this Agreement consist, and all such items on hand at the Effective Time will consist, net of all applicable reserves with respect thereto (calculated consistent with past practice), of items of a quality and a quantity usable and saleable in the ordinary course of the Company's business and conform to generally accepted standards in the industry of which the Company is a part. The value of the inventories reflected on the Company Current Balance Sheet contained in the Company Financial Statements are net of adequate reserves for damaged, excess, and unusable items. Purchase commitments of the Company for inventory are not materially in excess of normal requirements, and none of such purchase commitments are at prices in excess of prevailing market prices at the time of such purchase commitment.

            Section 3.27 Licenses, Authorization and Provider Programs.

                    (a) The Company, and each Physician Employee and other licensed employee or independent contractor of the Company (i) is the holder of all valid licenses, approvals, orders, consents, permits, registrations, qualifications and other rights and authorizations required by law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate its business or practice his or her specialty and (ii) is eligible to participate in and to receive reimbursement under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid Programs") and any other programs funded in whole or in part by federal, state or local entities for which the Company is eligible and which are listed in the Disclosure Schedules ("Governmental Programs"). The Company, the Stockholders, and each Physician Employee has a current provider number for such Governmental Programs and with such private non-governmental programs (including without limitation any private insurance program) under which the Company is presently receiving payments directly or indirectly from any Payor for patient care provided by such Physician Employee, licensed employee or independent contractor (such non-governmental programs herein referred to as "Private Programs"). A true, correct and complete list of such licenses, permits and other authorizations (including, but not limited to verification of Medicare and Medicaid provider numbers and participating physician contracts under 1842(h) of the Social Security Act), and provider agreements, is set forth in the Disclosure Schedules, true, complete and correct copies of which have been provided to APP. No violation, default, order or deficiency exists with respect to any of the items listed in the Disclosure Schedules except for such violations, defaults, orders or deficiencies which would not be reasonably likely to have a Material Adverse Effect on the Company, and there is no action pending or to the Company's knowledge recommended by any state or federal agencies having jurisdiction over the items listed in the Disclosure Schedules, either to revoke, withdraw or suspend any material license or to terminate the participation of the Company in any Governmental Program or Private Program, and no event has occurred which, with or without notice or lapse of time, or both, would constitute grounds for a violation, order or deficiency with respect to any of the items listed in the Disclosure Schedules to revoke, withdraw or suspend any material license to operate its business as is presently being conducted by it. To the knowledge of the Company, there has been no decision not to renew any existing agreement with any provider or Payor relating to the Company's business as presently being conducted by it. Neither the Company nor any Physician Employee (i) has had his/her/its professional license, Drug Enforcement Agency number, Medicare/Medicaid provider status or staff privileges at any hospital or diagnostic imaging center suspended, relinquished, terminated or revoked (including orders that have been entered by any such entities but stayed), (ii) has been reprimanded in writing, sentenced, or disciplined by any licensing board, state agency, regulatory body or authority, hospital, Payor or specialty board (including orders that have been entered by any such entities but stayed), or (iii) is the subject of an initial or final determination by any federal or state authority that could result in any demand or reimbursement under the Medicare, Medicaid or Government Programs or any exclusion or which monetary penalty under federal or state law or (iv) has had a final judgment or settlement entered against him/her/it in connection with a malpractice or similar action.

                    (b) The Company is not required, or for the 72-month period prior to the Effective Time was not required, to file any cost reports or other reports with any Governmental Program or Private Program.

            Section 3.28 Inspections and Investigations. Neither the right of the Company, or any Physician Employee, nor the right of any licensed professional or other individual affiliated with the Company to receive reimbursements pursuant to any Governmental Program or Private Program has been terminated or otherwise materially and adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party. No Physician Employee, licensed professional or other individual affiliated with the business has, during the past three (3) years prior to the Effective Time, had their professional license or staff privileges limited, suspended or revoked by any governmental regulatory authority or agency, hospital, integrated delivery system, trade association, professional review organization, accrediting organization or certifying agency

(including orders that have been entered by any such entities but stayed). True, correct and complete copies of all reports, correspondence, notices and other documents relating to any matter described or referenced in this Section 3.28 have been provided to APP.

            Section 3.29 Proprietary Rights and Information.

                    (a) Set forth in the Disclosure Schedules is a complete and accurate list and summary description of the following: (i) all trademarks (registered and unregistered), trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, currently owned in whole or part, or used by the Company or any Company Subsidiary, (ii) all patents and applications therefor and inventions and discoveries that may be patentable currently owned, in whole or in part, or used by the Company or any Company Subsidiary, (iii) all licenses, royalties, and assignments thereof to which the Company or any Company Subsidiary are a party (iv) all copyrights (for published and unpublished works) currently owned in whole or part, or used by the Company or any Company Subsidiary and (v) other similar agreements relating to the foregoing to which the Company or any Company Subsidiary is a party (including expiration date if applicable) (collectively, the "Proprietary Rights").

                    (b) The Disclosure Schedules contain a complete and accurate list and summary description of all agreements relating to technology, trade secrets, know-how or processes that the Company is licensed or authorized to use by others (other than technology, know-how or processes generally available to other health care providers) or which it licenses or authorizes others to use, true, correct and complete copies of which have been provided to APP. There are no outstanding and, to the Company's knowledge, any threatened disputes or disagreements with respect to any such agreement.

                    (c) The Company owns or has the legal right to use the Proprietary Rights without conflicting with, infringing or violating the rights of any other Person. No consent of any person will be required for the use thereof by APP upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. To the knowledge of the Company, no claim has been asserted by any person to the ownership of or for infringement by the Company of any Proprietary Right of any other Person, and neither the Company nor any Stockholder is aware of any valid basis for any such claim. To the best knowledge of the Company, no proceedings have been threatened which challenge the Proprietary Rights of the Company. The Company has the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the performance and marketing of all medical services.

            Section 3.30 Taxes.

                    (a) Filing of Tax Returns. The Company has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all Tax Returns and reports required to be filed with the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of the Company for the periods covered thereby.

                    (b) Payment of Taxes. Except for such items as the Company may be disputing in good faith by proceedings in compliance with applicable law, which are described in the Disclosure Schedules, (i) the Company has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and has properly accrued on its books and records in accordance with generally accepted accounting principles for all of the same that have not yet become due and payable and (ii) the Company is not delinquent in the payment of any tax, assessment or governmental charge.

                    (c) No Pending Deficiencies, Delinquencies, Assessments or Audits. The Company has not received any notice that any tax deficiency or delinquency has been asserted against the Company and to the best knowledge of the Company, there is no threat of such assertion. There is no unpaid



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

assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Company that could reasonably be likely to be asserted by any taxing authority. There is no taxing authority audit of the Company pending, or to the actual knowledge of the Company, threatened within the last five (5) years, and the results of any completed audits are properly reflected in the Company Financial Statements. The Company has not violated any applicable federal, state, local or foreign tax law. There are no security interests or liens on any assets of the Company or any Company Subsidiary which have resulted from any failure to pay (or alleged failure to pay) taxes.

                    (d) No Extension of Limitation Period. The Company has not granted an extension to any taxing authority of the statute of limitation period during which any tax liability may be assessed or collected.

                    (e) All Withholding Requirements Satisfied. All monies required to be withheld by the Company and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

                    (f) Foreign Person. Neither the Company nor any Stockholder is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code and Treasury Regulations Section 1.1445-2.

                    (g) Safe Harbor Lease. None of the properties or assets of the Company constitutes property that the Company, APP or any Affiliate of APP, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

                    (h) Tax Exempt Entity. None of the assets or properties of the Company are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

                    (i) Collapsible Corporation. The Company has not at any time consented to have the provisions of Section 341(f)(2) of the Code apply to it.

                    (j) Boycotts. The Company has not at any time participated in or cooperated with any international boycott as defined in Section 999 of the Code.

                    (k) Parachute Payments. No payment required or contemplated to be made by the Company will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                    (l) S Corporation. The Company has not made an election to be taxed as an "S" corporation under Section 1362(a) of the Code.

                    (m) Personal Holding Companies. The Company is not or has not been a personal holding company within the meaning of Section 542 of the Code.

            Section 3.31 Related Party Arrangements. The Disclosure Schedules set forth a description of any interest held, directly or indirectly, by any officer, director or other Affiliate of the Company in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the Company's business and any arrangement or agreement with any such person concerning the provision of goods or services or other matters pertaining to the Company's business. There is no commitment to, and no income reflected in the Company Financial Statements that has been derived from, an Affiliate, and following the Closing the Company shall not have any obligation of any kind or designation to any such Affiliate.

            Section 3.32 Banking Relations. Set forth in the Disclosure Schedules is a complete and accurate list of all borrowing and investing arrangements that the Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the Person or Persons authorized in respect thereof.

            Section 3.33 Fraud and Abuse and Self Referral. Neither the Company nor any Company Subsidiary has engaged and, to the knowledge of the Company, neither the Company's officers and directors nor the Physician Employees or other Persons and entities providing professional services for or on behalf of the Company have engaged, in any activities which are prohibited under 42 U.S.C. Sections 1320a 7, 7a or 7b or 42 U.S.C. Section 1395nn (subject to the exceptions or safe harbor provisions set forth in such legislation), or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations, or which are prohibited by applicable rules of professional conduct or 18 U.S.C. Sections 24, 287, 371, 664, 669, 1001, 1027,
1035, 1341, 1343, 1347, 1518, 1954, 1956(c)(7)(F) and 3486.

            Section 3.34 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon the Company, any Company Subsidiary or officer, director or key employee of the Company or Company Subsidiary, which has or reasonably could be expected to have the effect of prohibiting or materially impairing the current medical practice of the Company or any Company Subsidiary or the continuation of that medical practice in the future by NewCo, any acquisition of property by the Company, any Company Subsidiary or the conduct of business by the Company or any Company Subsidiary.

            Section 3.35 Agreements in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, in the Company's Disclosure Schedules delivered hereunder are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, or by public policy. There is no pending or, to the knowledge of the Company, threatened bankruptcy, insolvency or similar proceeding with respect to any other party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by the Company or any other party thereto. No contract with a Physician Employee has been terminated in the last twelve (12) months.

            Section 3.36 Statements True and Correct. No representation or warranty made herein by the Company or any Stockholder, nor any statement, certificate, information, exhibit or instrument to be furnished by the Company or any Stockholder to APP or any of its respective representatives pursuant to this Agreement, contains or will contain as of the Effective Time any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

            Section 3.37 Disclosure Schedules. All Disclosure Schedules required by Article III hereof and attached hereto are true, correct and complete in all material respects as of the date of this Agreement.

            Section 3.38 Finders' Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of any of the Stockholders or the Company who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement or referred to herein.

                                   ARTICLE IV

                      Representations and Warranties of APP

            As inducement to the Company and the Stockholders to enter into this Agreement and to consummate the Merger, and except as set forth in the Disclosure Schedules attached hereto and incorporated herein by this reference, APP represents and warrants to the Company and the Stockholders both as of the date hereof and as of the Effective Time as follows:

            Section 4.1 Organization and Good Standing; Qualification. APP is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. APP is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where such failure to be so qualified or in good standing would not have a Material Adverse Effect on APP. Copies of the certificate of incorporation and all amendments thereto of APP and the bylaws of APP, as amended, and copies of the corporate minutes of APP regarding the Merger and the transactions contemplated hereby, all of which have been or will be made available to the Company for review, are true, correct and complete as in effect on the date of this Agreement and accurately reflect all material proceedings of the stockholders and directors of APP (and all committees thereof) regarding the Merger and the transactions contemplated hereby. The stock record books of APP, which have been or will be made available to the Company for review, contain true, complete and accurate records of the stock ownership of APP and the transfer of the shares of its capital stock.

            Section 4.2 Authorization and Validity. APP has all requisite corporate power to execute and deliver this Agreement and the Other Agreements and to consummate the Merger and the transactions contemplated hereby. The execution, delivery and performance by APP of this Agreement and the agreements provided for herein, including the Other Agreements and the consummation by APP of the transactions contemplated hereby and thereby are within APP's corporate powers and have been duly authorized by all necessary action on the part of APP's Board of Directors. This Agreement has and the Other Agreements have been duly executed by APP. This Agreement and all other agreements and obligations entered into and undertaken in connection with the Merger and the transactions contemplated hereby to which APP is a party constitute, or upon execution will constitute, valid and binding agreements of APP, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy or other laws affecting creditors' rights generally, or by general equity principles, or by public policy.

            Section 4.3 Governmental Authorization. Other than complying with the provisions of the applicable state corporate laws regarding the approval of the Merger and the filing of the Certificates of Merger and any other required documents related to the Merger, and other than consents, filings or notifications required to be made or obtained solely by the Company, the execution, delivery and performance by APP of this Agreement and the agreements provided for herein, and the consummation of the Merger and the transactions contemplated hereby and thereby by APP requires no action by or in respect of, or filing with, any governmental body, agency, official or authority.

            Section 4.4 Capitalization. The authorized capital stock of APP consists of [20,000,000] shares of APP Common Stock, of which [2,000,000] shares are issued and outstanding and [10,000,000] shares of APP Preferred Stock, none of which are outstanding. Each outstanding share of APP Common Stock has been legally and validly issued and is fully paid and nonassessable, and was issued pursuant to a valid exemption from registration under (i) the Securities Act of 1933, as amended, and (ii) all applicable state securities laws. No shares of capital stock are owned by APP in treasury. No shares of capital stock of APP have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any stockholders of APP. APP has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of APP on any matter. There exist no options, warrants, subscriptions, calls, commitments or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of APP and no option, warrant, subscription, call, or commitment or commission right of any kind exists which obligates APP to issue any of its authorized but unissued capital stock. APP has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

            Section 4.5 Subsidiaries and Investments. APP does not own, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity (the "APP Subsidiaries").

            Section 4.6 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance of this Agreement by APP and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any governmental or regulatory body or authority or any other third party except for such consents, for which the failure to obtain would not result in a Material Adverse Effect on APP; (ii) will not conflict with any provision of APP's certificate of incorporation or bylaws; (iii) will not conflict with, result in a violation of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which APP is a party or by which APP or its properties are subject or bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which APP is a party or by which APP or any of its properties are bound except for such conflict, termination, breach or default, the occurrence of which would not result in a Material Adverse Effect on APP; and (v) will not create any Encumbrance or restriction upon APP Common Stock or any of the assets or properties of APP. The financial statements of APP contained in the Registration Statements (a) have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto), (b) present fairly the financial position of APP and APP Subsidiaries as of the dates indicated and present fairly the results of APP's and APP Subsidiaries' operations for the periods then ended, and (c) are in accordance with the books and records of APP and APP Subsidiaries, which have been properly maintained and are complete and correct in all material respects.

            Section 4.7 Absence of Changes. Except as permitted or contemplated by this Agreement, since March 31, 1997, there has not been (i) any change in the working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations of APP that has had or is reasonably likely to have a Material Adverse Effect on APP; or (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the APP Common Stock.

            Section 4.8 No Undisclosed Liabilities. Except as set forth in the Form S-4 or reflected or reserved for in the financial statements included therein, APP does not have any material liability or obligation accrued, contingent or otherwise, that is reasonably likely to have a Material Adverse Effect on APP.

            Section 4.9 Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or, to the knowledge of APP, threatened against, or affecting APP. There are no unsatisfied judgments against APP or any consent decrees to which APP is subject. Each of the matters, if any, set forth in the Disclosure Schedules are fully covered by policies of insurance of APP as in effect on that date.

            Section 4.10 No Violation of Law. APP has not been, nor shall be as of the Effective Time (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever), in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices, except for violations which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on APP.

            Section 4.11 Employee Matters. Except as set forth in the Form S-4, APP does not have any material arrangements, agreements or plans with any person with respect to the employment by APP of such person or whereby such person is to serve as an officer or director of APP.

            Section 4.12 Taxes.

                    (a) Filing of Tax Returns. APP has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all Tax Returns and reports required to be filed with the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of APP for the periods covered thereby.

                    (b) Payment of Taxes. Except for such items as APP may be disputing in good faith by proceedings in compliance with applicable law, which are described in the Disclosure Schedules, (i) APP has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and has properly accrued on its books and records for all of the same that have not yet become due and (ii) APP is not delinquent in the payment of any tax, assessment or governmental charge.

                    (c) No Pending Deficiencies, Delinquencies, Assessments or Audits. APP has not received any notice that any tax deficiency or delinquency has been asserted against APP. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of APP that could be asserted by any taxing authority. There is no taxing authority audit of APP pending, or to the knowledge of APP, threatened, and the results of any completed audits are properly reflected in the financial statements of APP. APP has not violated any federal, state, local or foreign tax law.

                    (d) No Extension of Limitation Period. APP has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

                    (e) All Withholding Requirements Satisfied. All monies required to be withheld by APP and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

                    (f) Foreign Person. Neither APP nor any holders of APP Common Stock is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

                    (g) Tax Exempt Entity. None of the assets of APP are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

                    (h) Collapsible Corporation. APP has not at any time consented, and the holders of APP Common Stock will not permit APP to elect, to have the provisions of Section 341(f)(2) of the Code apply to it.

                    (i) Boycotts. APP has not at any time participated in or cooperated with any international boycott as defined in Section 999 of the Code.

                    (j) Parachute Payments. No payment required or contemplated to be made by APP will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                    (k) S Corporation. APP has not made an election to be taxed as an "S" corporation under Section 1362(a) of the Code.

                    (l) Personal Holding Companies. APP is not or has not been a personal holding company within the meaning of Section 542 of the Code.

            Section 4.13 Related Party Arrangements. The Disclosure Schedules or Form S-4 sets forth a description of any interest held, directly or indirectly, by any officer, director or other Affiliate of APP in any property, real or personal or mixed, tangible or intangible, used in or pertaining to APP's business and any arrangement or agreement with any such person concerning the provision of goods or services or other matters pertaining to APP's business.

            Section 4.14 Statements True and Correct. No representation or warranty made herein by APP, nor any statement, certificate, information, exhibit or instrument to be furnished by APP to the Company or a Stockholder pursuant to this Agreement, contains or will contain as of the Effective Time any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

            Section 4.15 Disclosure Schedules. All Disclosure Schedules required by Article IV hereof and attached hereto are true, correct and complete in all material respects as of the date of this Agreement.

            Section 4.16 Finder's Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of APP who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement or referred to herein.

            Section 4.17 Agreements in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, in APP's Disclosure Schedules delivered hereunder are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, or by public policy. There is no pending or, to the knowledge of APP, threatened bankruptcy, insolvency or similar proceeding with respect to any other party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by APP or any other party thereto.

                                    ARTICLE V

           Closing Date Representations and Warranties of the Company

            The Company represents and warrants that the following will be true and correct on the Closing Date as if made on that date:

            Section 5.1 Organization and Good Standing; Qualification. NewCo is a professional corporation duly organized, validly existing and in good standing under the laws of its state of organization, with all requisite corporate power and authority to carry on the business in which it intends to engage, to own the properties it intends to own, and to execute and deliver the Service Agreement, the Security Agreement and the Physician Employment Agreements and consummate the transactions and perform the services contemplated thereby. NewCo is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its intended business makes such qualification necessary, which jurisdictions are listed in the Disclosure Schedules, except where the failure to be so qualified shall not have a Material Adverse Effect on NewCo.

            Section 5.2 Capitalization. The authorized capital stock of NewCo consists of [_____] shares of NewCo Common Stock, of which [______] shares are issued and outstanding, and no shares of capital stock of NewCo are held in treasury. The Stockholders own all of the issued and outstanding shares of NewCo Common Stock, free and clear of any Encumbrance. Each outstanding share of NewCo Common Stock has been legally and validly issued and is fully paid and nonassessable. There exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of NewCo. No shares of capital stock of NewCo have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of NewCo's stockholders.

            Section 5.3 Corporate Records. The copies of the articles or certificate of incorporation and bylaws, and all amendments thereto, of NewCo that have been delivered or made available to APP are true, correct and complete copies thereof, as in effect on the Closing Date.

            Section 5.4 Authorization and Validity. The execution, delivery and performance by NewCo of the Service Agreement, the Security Agreement, the Physician Employment Agreements and the other agreements contemplated thereby, and the consummation of the transactions and provision of services contemplated thereby, have been duly authorized by the Board of Directors of NewCo. The Service Agreement, the Security Agreement, the Physician Employment Agreements and each other agreement contemplated thereby will be as of the Closing Date duly executed and delivered by NewCo and will constitute valid and binding obligations of NewCo enforceable against NewCo in accordance with their respective terms, except as may be limited by applicable bankruptcy, or other laws affecting creditors' rights generally, or by general equity principles, or by public policy.

            Section 5.5 No Violation. Neither the execution, delivery or performance of the Service Agreement, the Security Agreement, the Physician Employment Agreements or the other agreements contemplated thereby nor the consummation of the transactions or provision of services contemplated thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the articles or certificate of incorporation or bylaws of NewCo, or (b) violate or conflict with any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business.

            Section 5.6 No Business, Agreements, Assets or Liabilities. NewCo has not commenced business since its incorporation. Other than its articles or certificate of incorporation and bylaws, and as of the Closing Date, the Service Agreement, the Security Agreement, the Physician Employment Agreements, and the other contracts and agreements assigned to NewCo as part of the Spin-Off Transaction, NewCo is not a party to or subject to any agreement, indenture or other instrument. NewCo does not own any assets (tangible or intangible) other than the consideration received upon the issuance of shares of its capital stock or pursuant to the Spin-Off Transaction, and NewCo does not have any liabilities, accrued, contingent or otherwise (known or unknown and asserted or unasserted) other than those assumed pursuant to the Spin-Off Transaction.

            Section 5.7 Compliance with Laws. NewCo has complied with all applicable laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports, except where failure to so comply or file would not, individually or in the aggregate, have a Material Adverse Effect on NewCo.

                                   ARTICLE VI

                             Intentionally Omitted.


                                   ARTICLE VII

                            Covenants of the Company

            The Company makes the covenants and agreements as set forth in this
Article VII, which shall apply with respect to the period from the date hereof to the Effective Time and, to the extent contemplated herein, thereafter and agree that:

            Section 7.1 Conduct of The Company. Except as required pursuant to the Spin-Off Transaction or the "F" Reorganization, from the date hereof until the Effective Time, the Company shall, in all material respects, conduct its business in the ordinary and usual course consistent with past practices and shall use reasonable efforts to:

                    (a) preserve intact its business and its relationships with Payors, referral sources, customers, suppliers, patients, employees and others having business relations with it;

                    (b) maintain and keep its properties and assets in good repair and condition consistent with past practice as is material to the conduct of the business of the Company;

                    (c) continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the date hereof. In addition, without the written consent of APP, the Company shall not:

                        (1) amend its articles or certificate of incorporation or bylaws, or other charter documents;

                        (2) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split, dividend, recapitalization or other reclassification) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities;

                        (3) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

                        (4) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock (except as expressly contemplated herein);

                        (5) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible) other than the sale of inventory, if any, in the ordinary course of business consistent with past practices;

                        (6) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due and except for liens which arise by operation of law;

                        (7) voluntarily incur or assume any liability or indebtedness (contingent or otherwise), except in the ordinary course of business or which is reasonably necessary for the conduct of its business;

                        (8) make or commit to make any capital expenditures which are not reasonably necessary for the conduct of its business;

                        (9) grant any increase in the compensation payable or to become payable to directors, officers, consultants or employees other than merit increases to employees of the Company who are not directors or officers of the Company, except in the ordinary course of business and consistent with past practices;

                        (10) change in any manner any accounting principles or methods other than changes which are consistent with generally accepted accounting principles;

                        (11) enter into any material commitment or transaction other than in the ordinary course of business;

                        (12) take any action which could reasonably be expected to have a Material Adverse Effect on the Company;

                        (13) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate of the Company, other than in the ordinary course and consistent with past practices;

                        (14) agree, whether in writing or otherwise, to do any of the foregoing; and

                        (15) take any action at the Board of Director or Stockholder level to (in any way) amend, revise or otherwise affect the prior corporate approval and effectiveness of this Agreement or any of the agreements attached as exhibits hereto, other than as required to discharge its or their fiduciary duties.

            Section 7.2 Title to Assets; Indebtedness. As of the Effective Time, the Company shall (i) except for sales of assets held as inventory, if any, in the ordinary course of business prior to the Effective Time and except as otherwise specifically described in the Disclosure Schedules to this Agreement, have good and valid title to all of its assets free and clear of all Encumbrances of any nature whatsoever, except for current year ad valorem taxes and liens which arise by operation of law, and (ii) have no direct or indirect indebtedness except for indebtedness disclosed in the Company Financial Statements, the Disclosure Schedules hereto or for normal and recurring accrued obligations of the Company arising in connection with its business operations in the ordinary course of business and which arise from the purchase of merchandise, supplies, inventory and services used in connection with the provision of services.

            Section 7.3 Access. At all times prior to the Effective Time, APP's employees, attorneys, accountants, agents and other authorized and designated representatives will be allowed full access upon reasonable prior notice and during regular business hours (and at such other times as the parties may reasonably agree) to the properties, books and records of the Company, including, without limitation, deeds, title documents, leases, patient lists, insurance policies, minute books, share certificate books, share registers, accounts, tax returns, financial statements and all other data that, in the reasonable opinion of APP, are required for APP to make such investigation as it may desire of the properties and business of the Company. APP shall also be allowed full access upon reasonable prior notice and during regular business hours (and at such other times as the parties may reasonably agree) to consult with the officers, employees (after announcement by the Company of the Merger to its employees which shall occur no later than three (3) days subsequent to execution hereof by the Company), accountants, counsel and agents of the Company in connection with such investigation of the properties and business of the Company. No investigation by APP shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of the Company under this Agreement. Any access or investigation referred to in this Section 7.3 shall be conducted in such a manner as to minimize the disruption to the Company's ongoing business operations.

            Section 7.4 Acquisition Proposals. The Company shall not, and shall cause each of its directors, officers, employees or agents not to directly or indirectly:

                    (a) solicit, initiate, encourage or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or a substantial portion of the business, properties or capital stock of the Company, whether by merger, consolidation, share exchange, business combination, purchase of assets or otherwise; or

                    (b) except as required by law or pursuant to subpoena or court order, disclose to any Person, other than APP or its agents, any information not customarily disclosed concerning the business, assets, liabilities, properties and personnel of the Company, or, without APP's prior written approval, afford to any Person other than APP and its agents access to the properties, books or records of the Company. If the Company receives any offer or proposal after the date hereof, written or otherwise, of the type referred to above, the Company shall promptly inform APP of such offer or proposal, decline such offer and furnish APP with a copy thereof if such offer or proposal is in writing.

            Section 7.5 Compliance With Obligations. Prior to the Effective Time, the Company shall comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations; (ii) all material agreements and obligations, including its articles or certificate of incorporation or charter documents, by which it or its properties or its assets (real, personal or mixed, tangible or intangible) may be bound; and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to the Company, and its respective properties or assets.

            Section 7.6 Notice of Certain Events. The Company shall promptly notify APP of:

                    (a) any notice or other communication from any Person or entity alleging that the consent of such Person or entity is or may be required in connection with the transactions contemplated by this Agreement;

                    (b) any employment of any new non-hourly employee by the Company who is expected to receive annualized compensation of at least $50,000 in 1997;

                    (c) any termination of employment by, or threat to terminate employment received from, any salaried or non-hourly, skilled employee of the Company;

                    (d) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                    (e) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date of this Agreement, would have been required to have been disclosed to APP hereunder or which relate to the consummation of the transactions contemplated by this Agreement;

                    (f) any material adverse change in the operation of the Company, including but not limited to any licensure or certification deficiencies, or violations; limitations on a license or a provider agreement; freeze or reduction in MediCare or Medicaid rates, notice of overpayment; being the subject of any investigation relating to patient abuse, fraud, kickbacks, false claims or other alleged illegal payment practices under the Fraud and Abuse Statutes; and

                    (g) any notice or other communication indicating a material deterioration in the relationship with any Payor or supplier or key employee of the Company and, if requested by APP, will exert its reasonable best efforts to restore the relationship.

            Section 7.7 Intentionally omitted.

            Section 7.8 Stockholders' Consent. The Company shall use its best efforts to obtain the unanimous approval of its Stockholders to the Merger. In seeking the approval of its Stockholders, the Company shall provide each Stockholder with the Form S-4 which shall include information as may be required by applicable law or as APP shall deem appropriate. The Board of Directors of the Company shall recommend the approval of the Merger by the Stockholders of the Company. If the Stockholders' approval is not unanimous, the Company shall give notice to the nonconsenting Stockholders of the action taken by the consenting Stockholders as may be required by applicable law.

            Section 7.9 Obligations of Company and Stockholders. Subject to
Section 7.8 hereof, the Company will take all action reasonably necessary to cause the Company to perform its obligations under this Agreement and all related agreements and to consummate the Merger and other transactions contemplated hereby and thereby on the terms and conditions set forth in this Agreement and such agreements; provided, however, that this covenant shall not require the Company to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

            Section 7.10 Funding of Accrued Employee Benefits. The Company hereby covenants and agrees that it will take whatever steps are necessary to pay for or fund completely any accrued benefits, where applicable, or vested accrued benefits for which the Company or any entity might have any liability whatsoever arising from any tax-qualified plan as required under applicable law. The Company acknowledges that the purpose and intent of this covenant is to assure that APP shall have no liability whatsoever at any time after the Closing Date with respect to any such tax-qualified plan, unless such plan is merged with a plan sponsored by APP.

            Section 7.11 Accounting and Tax Matters. The Company will not change in any material respect the accounting methods or practices followed by the Company (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be required by generally accepted accounting principles. The Company will not make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any tax accounting method except in the ordinary course of business consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment. The Company will duly, accurately and timely (without regard to any extensions of time) file all returns, information statements and other documents relating to taxes of the Company required to be filed by it, and pay all taxes required to be paid by it, on or before the Closing Date.

            Section 7.12 Spin-Off Transaction. The Company shall form, organize and incorporate NewCo in the state of New York, and the articles or certificate of incorporation and bylaws of NewCo shall be in form and substance reasonably satisfactory to APP. Except for consummating the Spin-Off Transaction, NewCo shall not commence business until the Closing Date. On or prior to the Closing, the Company shall take all actions and execute all documents, agreements or instruments necessary pursuant to and in compliance with applicable law to effect the Spin-Off Transaction, including without limitation, the following:
Prior to the Closing, the Company shall transfer to NewCo good, valid and marketable title to all of the Company's right, title and interest in and to the Employee Benefit Plans, all contracts and agreements and other assets listed on the Disclosure Schedules (to be delivered by the Company prior to Closing, which schedule will be subject to the approval of APP, which approval shall not be unreasonably withheld) which by law either cannot be acquired or cannot be used by APP because they relate to the practice of medicine or radiology, and shall contribute to NewCo such other consideration and assets of the Company as may be required under applicable law, in exchange for the issuance by NewCo of shares of NewCo Common Stock, such shares being all of the issued and outstanding shares of NewCo Common Stock. The Company shall then distribute the shares of NewCo Common Stock to the Stockholders in proportion to their respective ownership interest in the Company.

            Section 7.13 "F" Reorganization. The Company shall convert its corporate status from that of a professional medical corporation to that of a general business corporation in a transaction which will qualify as a tax-free transaction under Section 368(a)(2)(F) of the Code (the "F" Reorganization"). The Company shall prepare and execute all documents necessary to effectuate the "F" Reorganization prior to the Closing. At or prior to the Closing, the Company shall cause an amendment to this Agreement to be executed which will reflect the changes which result from the "F" Reorganization.

                                  ARTICLE VIII

                                Covenants of APP

            APP agrees that between the date hereof and the Closing:

            Section 8.1 Consummation of Agreement. APP will take all action reasonably necessary to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other action necessary to approve the Merger; provided, however, that this covenant shall not require APP to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

            Section 8.2 Requirements to Effect the Merger and Acquisitions. APP will use its best efforts to take, or cause to be taken, all actions necessary to effect the Merger under applicable law, including without limitation the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

            Section 8.3 Access. APP shall, at reasonable times during normal business hours and on reasonable notice, permit the Company and its authorized representatives of the Company reasonable access to, and make available for inspection, all of the assets and business of APP, including its executive officers, and permit the Company and their authorized representatives to inspect and, at the Company's sole expense, make copies of all documents, records and information with respect to the affairs of APP as the Company and their representatives may reasonably request, all for the sole purpose of permitting the Company to become familiar with the business and assets and liabilities of APP. No investigation by the Company or the Stockholders shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of APP under this Agreement.

            Section 8.4 Notification of Certain Matters. APP shall promptly inform the Company in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by APP subsequent to the date of this Agreement and prior to the Effective Time under any contract, agreement or investment material to APP's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; (b) any material adverse change in APP's condition (financial or otherwise), operations, assets, liabilities or business or (c) defaults or disputes regarding Other Agreements.

            Section 8.5 Qualified Retirement Plans. APP shall use its best efforts to establish a qualified plan and trust for NewCo, within the meaning of
Section 401(a) and 501(a), respectively, of the Code ("New Qualified Plan") that will provide benefits comparable (as determined under Section 401(a)(4) of the Code) to the benefits provided under the qualified plans referenced in the Disclosure Schedules, if any, sponsored by the Company as of March 31, 1997. APP will file for a favorable determination letter from the IRS on the New Qualified Plan and request a favorable determination from the IRS that NewCo is not a member of an affiliated service group (as defined in Section 414(m) of the Code) or a recipient organization of leased employee services (as defined in Section 414(n) of the Code). Any benefits provided under the New Qualified Plan shall be conditioned on a favorable determination letter from the IRS. Costs associated with the establishment and design of the New Qualified Plan shall be paid by APP. The NewCo shall be responsible for funding any contributions to, or any ongoing administrative costs of, the New Qualified Plan.

                                   ARTICLE IX

                        Covenants of APP and the Company

            APP and the Company agree as follows:

            Section 9.1 Filings; Other Action.

            (a) The Company shall cooperate with APP to promptly prepare and file with the SEC the Registration Statements on Form S-1 and Form S-4 (or other appropriate Forms) to be filed by APP in connection with its Initial Public Offering and offering of the shares of APP Common Stock to the Target Interest Holders pursuant to the transactions contemplated by this Agreement and the Other Agreements (including the prospectus constituting parts thereof, the "Registration Statements"). APP shall obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company shall cooperate with APP in the preparation of the Registration Statements and shall furnish all information concerning the Company and NewCo as may be reasonably requested in connection with any such action in a timely manner.

            (b) The Company and APP and each separately represent and warrant that (i) in the case of the Company, none of the written information or documents supplied or to be supplied by it specifically



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

for inclusion in the Registration Statements, by exhibit or otherwise and (ii) in the case of APP, will, at the time the Registration Statements and each amendment and supplement thereto, if any, becomes effective under the Securities Act, none of them contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall be entitled to review the Registration Statements and each of the amendments thereto, if any, prior to the time each becomes effective under the Securities Act. The Company shall have no responsibility for information contained in the Registration Statements except for information provided by the Company specifically for inclusion therein. The Company's review of the Registration Statements shall not diminish or otherwise affect the representations, covenants and warranties of APP contained in this Agreement.

            (c) The Company shall, upon request, furnish APP with all information concerning itself, its subsidiaries, directors, officers, partners, Stockholders and NewCo, and such other matters as may be reasonably requested by APP in connection with the preparation of the Registration Statements and each of the amendments or supplements thereto, or any other statement, filing, notice or application made by or on behalf of each such party or any of its subsidiaries to any governmental entity in connection with the Merger and the other transactions contemplated by this Agreement.

            Section 9.2 Amendments of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Disclosure Schedules with respect to any matter that would have been or would be required to be set forth or described in the Disclosure Schedules in order to not materially breach any representation, warranty or covenant of such party contained herein; provided that no amendment or supplement to a Disclosure Schedule that constitutes or reflects a Material Adverse Effect on the Company may be made unless APP consents to such amendment or supplement, and no amendment or supplement to a Disclosure Schedule that constitutes or reflects a Material Adverse Effect on APP may be made unless the Company consents to such amendment or supplement. For purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 10.1 and 11.1 have been fulfilled, the Disclosure Schedules hereto shall be deemed to be the Disclosure Schedules as amended or supplemented pursuant to this Section 9.2. In the event that the Company seeks to amend or supplement a Disclosure Schedule pursuant to this Section 9.2 and APP does not consent to such amendment or supplement, or APP seeks to amend or supplement a Disclosure Schedule pursuant to this Section 9.2, and the Company does not consent, this Agreement shall be deemed terminated by mutual consent as set forth in Section 15.1(a) hereof.

            Section 9.3 Actions Contrary to Stated Intent. No party hereto will knowingly, either before or after the Merger, take any action that would prevent the Merger from qualifying as a tax-free exchange within the meaning of Sections 351 or 368 of the Code, as applicable.

            Section 9.4 Public Announcements. The parties hereto will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation, although the foregoing shall not apply to any disclosure by APP in any filing with the DOJ, FTC or SEC.

            Section 9.5 Expenses. Each party to this Agreement shall be solely responsible for their own fees and expenses with respect to the transactions contemplated herein including, without limitation, the fees charged by attorneys, accountants and financial advisors retained by such parties. The fees and expenses incurred by the Company and NewCo in connection with the Merger shall be paid by the Company Stockholders in full immediately prior to the Closing and such expenses shall be the sole responsibility of the Stockholders following the Closing Date and not APP.

            Section 9.6 Patient Confidentiality. APP shall agree to keep all records and information regarding the patients of the Company and NewCo confidential in accordance with all applicable laws.

            Section 9.7 Registration Statements. APP shall prepare and file the Registration Statements with the SEC, and shall use its reasonable good faith efforts to cause the Registration Statements to become effective under the Securities Act and take any action required to be taken under the applicable state Blue Sky or other securities laws in connection with the issuance of the shares of APP Common Stock upon consummation of the Merger.

                                    ARTICLE X

                           Conditions Precedent of APP

            Except as may be waived in writing by APP, the obligations of APP hereunder are subject to the fulfillment at or prior to the Effective Date of each of the following conditions:

            Section 10.1 Representations and Warranties. The representations and warranties of the Company contained herein and each Stockholder contained in the Stockholders Representation Letter (as delivered pursuant to Section 10.12 hereof) shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Effective Date.

            Section 10.2 Covenants. The Company shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by the Company prior to the Effective Date.

            Section 10.3 Legal Opinion. Counsel to the Company shall have delivered to APP their opinion, dated as of the Effective Date, in form and substance substantially in the form set forth in Exhibit 10.3.

            Section 10.4 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

            Section 10.5 No Material Adverse Effect. No Material Adverse Effect on the Company shall have occurred since March 31, 1997, whether or not such change shall have been caused by the deliberate act or omission of the Company or any Stockholder.

            Section 10.6 Government Approvals and Required Consents. The Company, the Stockholders, NewCo and APP shall have obtained all licenses, permits and all necessary government and other third-party approvals and consents required under any law, statements, rule, regulation or ordinance to consummate the transactions contemplated by this Agreement.

            Section 10.7 Securities Approvals. The Registration Statements shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. At or prior to the Effective Date, APP shall have received all state securities and "Blue Sky" permits necessary to consummate the transactions contemplated hereby. The APP Common Stock shall have been approved for listing on the Nasdaq National Market, subject only to official notification of issuance.

            Section 10.8 Closing Deliveries. APP shall have received all Disclosure Schedules, documents, assignments and agreements, duly executed and delivered in form reasonably satisfactory to APP, referred to in Section 12.1.

            Section 10.9 Closing of Initial Public Offering. The Initial Public Offering shall have closed.

            Section 10.10 Closing of Related Acquisitions. Each of the Related Acquisitions shall have closed.

            Section 10.11 Dissenter's Rights. The Company shall have satisfied each of its obligations to its Stockholders regarding dissenters or related rights under New York Business Corporation Law, and the sum of the amount which may become due to the Stockholders who have dissented to the Merger and have indicated their intent to seek appraisal rights plus the cash portion of the Merger Consideration shall not exceed 25% of the total Merger Consideration due hereunder.

            Section 10.12 Stockholder Representation Letter; Indemnification Agreement. Each Stockholder shall have executed and delivered to APP the Stockholder Representation Letter in substantially the form of Exhibit C. Each Principal Stockholder shall have executed and delivered to APP the Indemnification Agreement in substantially the form of Exhibit D.

            Section 10.13 Transfer of Assets. All of the assets and properties of the Company and its related entities to be transferred to NewCo pursuant to the Spin-Off Transaction and as approved by APP shall have been transferred, assigned and conveyed to NewCo in order to effectuate the transactions contemplated by this Agreement.

            Section 10.14 Physician Employment Agreements. Each Physician Employee and such other radiologists whose names are set forth on the Disclosure Schedules shall have entered into a Physician Employment Agreement between NewCo and each such Physician Employee in a form reasonably consistent to the form attached as Exhibit E and satisfactory to APP in its sole discretion (the "Physician Employment Agreements").

            Section 10.15 Completion of "F" Reorganization. The Company shall have (1) completed the "F" Reorganization, and all transfers and dissolutions related thereto, and (2) amended this Agreement to reflect changes resulting from the "F" Reorganization.

                                   ARTICLE XI

                       Conditions Precedent of the Company

            Except as may be waived in writing by the Company, the obligations of the Company hereunder are subject to fulfillment at or prior to the Effective Date of each of the following conditions:

            Section 11.1 Representations and Warranties. The representations and warranties of APP contained herein shall be true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Effective Date.

            Section 11.2 Covenants. APP shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Effective Date.

            Section 11.3 Legal Opinions. Counsel to APP shall have delivered to the Company their opinion, dated as of the Effective Date, in form and substance substantially in the form set forth in Exhibit 11.3.

            Section 11.4 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

            Section 11.5 Government Approvals and Required Consents. The Company, the Stockholders, NewCo and APP shall have obtained all licenses, permits and all necessary government and other third-party approvals and consents required under any law, contracts or any statute, rule, regulation or ordinances to consummate the transactions contemplated by this Agreement.

            Section 11.6 "Blue Sky" Approvals; Nasdaq Listing. The Registration Statements shall have become effective under the Securities Act and no stop order suspending the effectiveness of the

Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. At or prior to the Effective Date, APP shall have received all state securities and "Blue Sky" permits necessary to consummate the transactions contemplated hereby. At or prior to the Effective Date, the APP Common Stock shall have been approved for listing on the Nasdaq National Market, subject only to official notification of issuance.

            Section 11.7 Closing of Initial Public Offering. The Initial Public Offering shall have closed.

            Section 11.8 Closing Deliveries. The Company shall have received all Schedules, documents, assignments and agreements, duly executed and delivered in form reasonably satisfactory to the Company referred to in Section 12.2.

            Section 11.9 No Material Adverse Effect. No Material Adverse Effect on APP shall have occurred since __________, 1997, whether or not such change shall have been caused by the deliberate act or omission of APP.

            Section 11.10 Service Agreement Analysis. The Company shall have received from Shattuck Hammond Partners, Inc. its analysis and opinion, in a form satisfactory to the Company, that the terms of the Service Agreement are fair and commercially reasonable.

            Section 11.11 Tax Opinion. The Company shall have received from Haynes and Boone, L.L.P., an opinion regarding the tax consequences of the transactions contemplated by this Agreement and the other Agreements, substantially in the form set forth in Exhibit 11.11.

                                   ARTICLE XII

                               Closing Deliveries

            Section 12.1 Deliveries of the Company. At or prior to the Effective Date, the Company shall deliver to APP the following, all of which shall be in a form reasonably satisfactory to APP:

                    (a) a copy of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Service Agreement and all related documents and agreements and consummation of the Merger, each certified by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

                    (b) a copy of resolutions of the Board of Directors of NewCo authorizing the execution, delivery and performance of the Service Agreement, the Security Agreement and the Physician Employment Agreements each certified by the Secretary of NewCo as being true and correct copies of the originals thereof subject to no modifications or amendments;

                    (c) a certificate of the President of the Company dated the Closing Date, as to the truth and correctness of the representations and warranties of the Company contained herein on and as of the Effective Date;

                    (d) a certificate of the President of the Company dated the Closing Date, (i) as to the performance of and compliance in all material respects by the Company with all covenants contained herein on and as of the Effective Date and (ii) certifying that all conditions precedent required by the Company to be satisfied shall have been satisfied;

                    (e) a certificate of the Secretary of the Company and the Secretary of NewCo certifying as to the incumbency of the directors and officers of such corporation and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of that corporation;

                    (f) certificates, dated within ten (10) days prior to the Effective Date, of the Secretary of State of New York for the Company and NewCo establishing that each such corporation is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in the state of New York;

                    (g) certificates, dated within ten (10) days prior to the Effective Date, of the Secretaries of State of the states in which either the Company or NewCo is qualified to do business, to the effect that each such corporation is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states;

                    (h) all authorizations, consents, approvals, permits and licenses referenced in Section 3.27;

                    (i) the resignations of the directors and officers of the Company as requested by APP;

                    (j) the executed Service Agreement in substantially the form attached hereto as Exhibit F, as revised in accordance with changes reasonably deemed necessary or advisable by legal counsel retained by APP, the Company and NewCo in the State of New York to address regulatory and compliance issues (the "Service Agreement");

                    (k) executed Certificates of Merger necessary to effect the Merger referred to in Section 2.1;

                    (l) a nonforeign affidavit, as such affidavit is referred to in Section 1445(b)(2) of the Code, of each Stockholder, signed under a penalty of perjury and dated as of the Closing Date, to the effect that such Stockholder is a United States citizen or a resident alien (and thus not a foreign person) and providing such Stockholder's United States taxpayer identification number;

                    (m) an executed Stockholder Release by the Stockholders in substantially the form attached hereto as Exhibit G (the "Stockholder Release");

                    (n) intentionally omitted; and

                    (o) such other instrument or instruments of transfer prepared by APP as shall be necessary or appropriate, as APP or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

            Section 12.2 Deliveries of APP. At or prior to the Effective Date, APP shall deliver to the Company the following, all of which shall be in a form reasonably satisfactory to the Company:

                    (a) a copy of resolutions of the Board of Directors of APP authorizing the execution, delivery and performance of this Agreement, and all related documents and agreements, certified by APP's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

                    (b) Intentionally omitted;

                    (c) a certificate of the President of APP dated the Closing Date as to the truth and correctness of the representations and warranties of APP contained herein on and as of the Effective Date;

                    (d) a certificate of the President of APP dated the Closing Date, (i) as to the performance and compliance by APP with all covenants contained herein on and as of the Effective Date and (ii) certifying that all conditions precedent required to be satisfied by APP shall have been satisfied;



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

                    (e) a certificate of the Secretary of APP certifying as to the incumbency and to the signatures of the officers of APP who have executed documents delivered at the Closing on behalf of APP;

                    (f) a certificate, dated within ten (10) days prior to the Effective Date, of the secretary of state of incorporation establishing that APP is in existence, has paid all franchise or similar taxes, if any, and otherwise is in good standing to transact business in the state of Delaware;

                    (g) certificates (or photocopies thereof), dated within ten
(10) days prior to the Effective Date, of the Secretaries of State of the states in which APP is qualified to do business, to the effect that APP is qualified to do business and is in good standing as a foreign corporation in such state;

                    (h) the executed Service Agreement as revised in accordance with the changes specified in Section 12.1(j);

                    (i) executed Certificates of Merger necessary to effect the Merger referred to in Section 2.1;

                    (j) the Merger Consideration in accordance with Article II and Exhibit B hereof; and

                    (k) such other instrument or instruments of transfer prepared by the Company as shall be necessary or appropriate, as the Company or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

                                  ARTICLE XIII

                              Post Closing Matters

            Section 13.1 Further Instruments of Transfer. Following the Closing, at the request of APP or the Surviving Corporation and at APP's sole cost and expense, the Stockholders and the Company shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement. Following the Closing, at the request of NewCo and at NewCo's sole cost and expense, APP or the Surviving Corporation shall deliver any further instruments of transfer and take all reasonable action as may be necessary and appropriate to carry out the purpose and intent of this Agreement.

            Section 13.2 Merger Tax Covenant.

            (a) The parties intend that the Merger will qualify as a tax-free transaction under Section 351 of the Code in which the Company will not recognize gain or loss, and pursuant to which any gain recognized by a Stockholder as a result of the Merger will not exceed the amount of any cash received by a Stockholder in the Merger (a "Reorganization").

            (b) Both prior to and after the Effective Time, all books and records shall be maintained, and all Tax Returns and schedules thereto shall be filed in a manner consistent with the Merger being treated as a Reorganization. These obligations are excused as to a party required to maintain the books or file a Tax Return if such party has provided to the other parties a written opinion of competent tax counsel to the effect that there is not substantial authority, within the meaning of Section 6662(d)(2)(B)(i) of the Code, to report the Merger as a Reorganization and such opinion either is furnished prior to the Effective Time or is based on facts or events not known at the Effective Time. Each party shall provide to each other party such tax information, reports, returns, or schedules as may be reasonably required to assist such party in accounting for and reporting the Merger as a Reorganization.

            (c) The parties agree that no Stockholder shall be liable for any taxes incurred by the Company and for which APP has successor liability therefor which arise solely as a result of the Merger or the consummation of the transactions contemplated hereby; provided that the foregoing shall not limit or otherwise be deemed a waiver of any right of indemnification under Section
14.1 for a breach of any representation, warranty or covenant of the Company or any Stockholder.

            Section 13.3 Current Public Information. APP shall cause the requirements of Rule 144(c) under the Securities Act to be met with respect to APP for so long as those requirements must be met to enable sales by the Stockholders who are affiliates of the Company to meet the requirements of Rule 145(d) under the Securities Act.

                                   ARTICLE XIV

                                    Remedies

            Section 14.1 Indemnification by the Company. Subject to the terms and conditions of this Article XIV, the Company agrees to indemnify, defend and hold APP and its respective directors, officers, stockholders, employees, agents, attorneys, consultants and Affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (including, without limitation, all costs of experts and all costs incidental to or in connection with any appellate process) (collectively, "Damages") asserted against or incurred by such individuals and/or entities arising out of or resulting from:

                    (a) a breach by the Company of any representation or warranty (without giving effect to any Material Adverse Effect qualifier contained as part of any such representation or warranty) or covenant of the Company contained in this Agreement or in any Schedule or certificate delivered thereunder;

                    (b) any violation (or alleged violation) by the Company and/or any of its past or present directors, officers, partners, stockholders, employees (including, without limitation, any Physician Employee), agents, attorneys, consultants and Affiliates of any state or federal law governing health care fraud and abuse or prohibition on referral of patients to Persons in which a licensed professional has a financial or other form of interest (including, but not limited to, fraud and abuse in the Medicare and Medicaid Programs) occurring on or before the Closing Date, or any overpayment or obligation (or alleged overpayment or obligation) arising out of or resulting from claims submitted to any Payor on or before the Closing Date; and

                    (c) any liability under the Securities Act, the Exchange Act or any other federal or state "blue sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any (i) untrue statement of material fact in any Registration Statement or any prospectus forming or part thereof, or any amendment thereof or supplement thereto relating to the Company (including any Company Subsidiary) or NewCo required to be stated therein or
(ii) failure to state information necessary to make the statements therein not misleading, which untrue statement or failure to state information arises or results solely from information provided in writing to APP or its counsel by the Company or any Stockholder or their agents specifically for inclusion in any such Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto.

            Section 14.2 Indemnification by APP. Subject to the terms and conditions of this Article XIV, APP hereby agrees to indemnify, defend and hold the Stockholders, the Company and NewCo and their respective directors, officers, stockholders, employees, agents, attorneys, consultants and Affiliates harmless from and against all Damages asserted against or incurred by such individuals and/or entities arising out of or resulting from:

                    (a) a breach by APP of any representation or warranty (without giving effect to any Material Adverse Effect qualifier contained as part of any such representation or warranty) or covenant of APP contained in this Agreement or in any schedule or certificate delivered hereunder; and

                    (b) any liability under the Securities Act, the Exchange Act or any other federal or state "blue sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statements of material fact in any Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or required to be stated therein or failure to state information necessary to make the statements therein not misleading (except for any liability based upon any actual or alleged untrue statement of material fact or an omission to state a material fact relating to NewCo, the Company or any Stockholder which was derived from any information provided in writing by the Company or a Company Subsidiary or any of their agents contained in the representations and warranties set forth in this Agreement or any certificate, exhibit, schedule or instrument required to be delivered under this Agreement.)

            Notwithstanding anything contained in either Sections 14.1 or 14.2 herein to the contrary, nothing contained in this Agreement shall relieve any of the parties hereto of any liability or limit any liability that it may have in the case of fraud in connection with the transactions contemplated by this Agreement.

            Section 14.3 Conditions of Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                    (a) Any party claiming indemnification under the Agreement (an "Indemnified Party") shall promptly (and, in the event, at least ten (10) days prior to the due date for any responsive pleadings, filings or other documents) (i) notify the party for whom indemnification is sought (the "Indemnifying Party) of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of Damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The failure to promptly deliver a Claim Notice shall not relieve any Indemnifying Party of its obligations to any Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim. Within thirty (30) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (x) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XIV with respect to such Third Party Claim and (y) whether the Indemnifying Party desires, at the sole cost and expense of such Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                    (b) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at their sole cost and expense, with counsel reasonably acceptable to such Indemnified Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 14.3(b). Except as set forth in Section 14.3(f) below, the Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and their counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this
Section 14.3(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and upon written notification thereof, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall be prohibited from confessing or settling any criminal allegations brought against the Indemnified Party without the express written consent of the Indemnified Party.

                    (c) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 14.3(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 14.3(b) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes their potential liability to the Indemnified Party under this Article XIV and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 14.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnified Party, then the Indemnifying Party may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Party.

                    (d) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within sixty (60) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within thirty (30) days after notice of a dispute is given.

                    (e) Payments of all amounts owing by any Indemnifying Party pursuant to this Article XIV relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim, or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Party pursuant to Section 14.3(d) shall be made within thirty (30) days after the later of (i) the expiration of the 60-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

                    (f) The Indemnifying Party shall provide the Indemnified Party with written notice of any firm offer that is made to settle or compromise a Third Party Claim against an Indemnified Party. If a firm offer is made to settle such a claim solely by the payment of money damages and the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party agrees to such settlement, but the Indemnified Party elects not to accept and agree to it, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party hereunder with respect to such a claim shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and reasonable expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnifying Party desired to accept such settlement.

                    (g) Notwithstanding any provision herein to the contrary, the obligation of an Indemnifying Party to provide indemnification to an Indemnified Party for breach of any representation or warranty as provided in Sections 14.1(a) or 14.2(a) hereof shall not take effect unless and until the Damages asserted against or incurred in the aggregate and on a collective basis by the Indemnified Parties pursuant to either Section 14.1 or 14.2 (as applicable) as a result of such a breach or breaches exceeds $100,000.

            Section 14.4 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement or (b) proving that another party breached any of the terms of this Agreement.

            Section 14.5 Tax Benefits; Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds, and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

                                   ARTICLE XV

                                   Termination

            Section 15.1 Termination. This Agreement may be terminated and the Merger and the Acquisitions may be abandoned:

                    (a) at any time prior to the Effective Date by mutual agreement of all parties;

                    (b) at any time prior to the Effective Date by APP if any material representation or warranty of the Company or any Stockholder contained in this Agreement or in any certificate or other document executed and delivered by the Company or any Stockholder pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company or any Stockholder fails to comply in any material respect with any material covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within thirty (30) days after receipt of written notice thereof;

                    (c) at any time prior to the Effective Date by the Company if any representation or warranty of APP contained in this Agreement or in any certificate or other document executed and delivered by APP pursuant to this Agreement is or becomes untrue in any material respect of if APP fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within thirty (30) days after receipt of written notice thereof;

                    (d) at any time prior to the Effective Date by APP if, as a result of the conduct of due diligence and regulatory compliance procedures, APP deems termination to be advisable; or

                    (e) by APP or the Company if the Merger shall not have been consummated by September 30, 1997.

            Section 15.2 Effect of Termination. Except as set forth in Section 16.3, in the event this Agreement is terminated pursuant to this Article XV, this Agreement shall forthwith become void.

                                   ARTICLE XVI

                    Nondisclosure of Confidential Information

            Section 16.1 Non-Disclosure Covenant. The Company and NewCo recognize and acknowledge that each has in the past, currently has, and in the future may possibly have, access to certain Confidential Information of APP that is valuable, special and a unique asset of such entity's business. APP acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain Confidential Information of the Company and NewCo that is valuable, special and a unique asset of each such business. The Company, NewCo and APP, severally, agree that they will not disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of APP, NewCo and the Company and (b) to counsel and other advisers to APP, NewCo and the Company provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 16.1, unless
(i) such information becomes available to or known by the public generally through no fault of the Company, NewCo or APP, as the case may be, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii) the Company, NewCo or APP, as the case may be, shall, if possible, give prior written notice thereof to the Company, NewCo or APP and provide the Company or APP with the opportunity to contest such disclosure,
(iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or
(iv) the disclosing party is the sole and exclusive owner of such Confidential Information as a result of the Merger or otherwise. In the event of a breach or threatened breach by the Company, on the one hand, and APP, on the other hand, of the provisions of this Section, APP, NewCo and the Company shall be entitled to an injunction restraining the other party, as the case may be, from disclosing, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting any of such parties from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

            Section 16.2 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, APP, NewCo and the Company agree that, in the event of a breach by either of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

            Section 16.3 Survival. The obligations of the parties under this
Article XVI shall survive the termination of this Agreement.

                                  ARTICLE XVII

                                  Miscellaneous

            Section 17.1 Amendment; Waivers. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

            Section 17.2 Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by APP to a wholly owned subsidiary of APP; provided that any such assignment shall not relieve APP of its obligations hereunder.

            Section 17.3 Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. APP acknowledges and agrees that the rights and remedies of the Company under this Agreement will be directly available to the Stockholders as third party beneficiaries of the rights and remedies of the Company under this Agreement, including, without limitation, the rights and remedies under Article 14 hereof to indemnification from APP against Damages incurred by the Stockholders resulting from a breach by APP of any representation, warranty or covenant of APP contained herein. Except as provided in the preceding sentence or as otherwise provided herein, neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

            Section 17.4 Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

            Section 17.5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

            Section 17.6 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company, any Stockholder or APP pursuant to this Agreement shall be deemed to have been representations and warranties by the Company, such Stockholder and APP. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties contained herein shall survive the Closing until the second anniversary of the Closing Date except that (a) the representations and warranties set forth in
Section 3.21 with respect to environmental matters shall survive for a period of ten (10) years, (b) the representations and warranties set forth in Section 3.30 with respect to tax matters shall survive until such time as the limitations period has run for all tax periods ended prior to the Closing Date, (c) the representations and warranties contained in Section 3.27 and Section 3.33 with respect to healthcare matters shall survive for a period of six (6) years and
(d) solely for purposes of Section 14.1(c) and Section 14.2(c), and solely to the extent that any party to be indemnified pursuant to such provisions actually incurs liability under the Securities Act, the Exchange Act or any other federal or state securities law, the representations and warranties set forth therein shall survive until the expiration of any applicable limitations period.

            Section 17.7 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF NEW YORK.

            Section 17.8 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

            Section 17.9 Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

            Section 17.10 Intentionally omitted.

            Section 17.11 Confidentiality; Publicity and Disclosures. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (a) by press release, filing or otherwise that APP has determined in its good faith judgment and after advice of legal counsel to be required by federal securities laws or the rules of the National Association of Securities Dealers, (b) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (c) by APP in connection with the conduct of its Initial Public Offering and conducting an examination of the operations and assets of the Companies; provided that APP shall reasonably promptly provide notice of any release. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any Confidential Information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed; provided that should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating businesses in competition with each other.

            Section 17.12 Notice. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram or courier service, when delivered to the party to whom notice is sent, (ii) if delivered by facsimile transmission, when so sent and receipt acknowledged by receipt or (iii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

       If to APP:             American Physician Partners, Inc.
                              901 Main Street
                              2301 NationsBank Plaza
                              Dallas, Texas  75202
                              Fax No.: (214) 761-3150
                              Attn:  Gregory L. Solomon, President

       with a copy to:        Brobeck, Phleger & Harrison LLP
                              4675 MacArthur Court, Suite 1000
                              Newport Beach, California  92660
                              Fax No.: (714) 752-7522
                              Attn: Richard A. Fink, Esq.

       If to the Company
       or any Stockholder:    Mid Rockland Imaging Associates
                              18 Squadron Boulevard
                              New City, New York 10956
                              Fax No.: (914) 634-6254
                              Attn: Joel Rosenberg, CPA
        with a copy to:       Drake, Sommers, Loeb, Tarshis & Catania, P.C.
                              1 Corwin Court, P.O. Box 1479
                              Newburgh, New York  12550
                              Fax. No.: (914) 565-1999
                              Attn: Steven L. Tarshis, Esq.

            Section 17.13 No Waiver; Remedies. No party hereto shall by any act (except by written instrument pursuant to Section 17.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

            Section 17.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

            Section 17.15 Defined Terms. Terms used in Exhibit A, Exhibit B, Exhibit C, Exhibit D Exhibit E, Exhibit F, Exhibit G and the Disclosure Schedules attached hereto with their initial letter capitalized and not otherwise defined therein shall have the meanings as assigned to such terms in this Agreement.

                       [SIGNATURES CONTAINED ON NEXT PAGE]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                     APP:

                                     AMERICAN PHYSICIAN PARTNERS, INC.


                                     By:
                                        ----------------------------------
                                           Gregory L. Solomon, President


                                     THE COMPANY:

                                     CENTRAL IMAGING ASSOCIATES, P.C.


                                     By:
                                        ----------------------------------
                                              Herbert Z. Geller, M.D.
                                     Its:     President

                                    EXHIBIT A
                                       to
                 Agreement and Plan of Reorganization and Merger
                              dated ________, 1997


                                TARGET COMPANIES

                                    EXHIBIT B
                                       to
                 Agreement and Plan of Reorganization and Merger
                              dated ________, 1997


                              MERGER CONSIDERATION

                                    EXHIBIT C
                                       to
                 Agreement and Plan of Reorganization and Merger
                              dated ________, 1997


                        SHAREHOLDER REPRESENTATION LETTER

                                    EXHIBIT D
                                       to
                 Agreement and Plan of Reorganization and Merger
                              dated ________, 1997


                            INDEMNIFICATION AGREEMENT

                                    EXHIBIT E
                                       to
                 Agreement and Plan of Reorganization and Merger
                              dated ________, 1997


                         PHYSICIAN EMPLOYMENT AGREEMENT

                                    EXHIBIT F
                                       to
                 Agreement and Plan of Reorganization and Merger
                              dated ________, 1997


                                SERVICE AGREEMENT

                                    EXHIBIT G
                                       to
                 Agreement and Plan of Reorganization and Merger
                              dated ________, 1997


                               STOCKHOLDER RELEASE

                              DISCLOSURE SCHEDULES
                                     TO THE
                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                       DATED AS OF ________________, 1997


The following Disclosure Schedules and the disclosures set forth therein are delivered in connection with that certain Agreement and Plan of Reorganization and Merger dated ____________, 1997, by and between American Physician Partners, Inc. and the Company (the "Agreement").

The section numbers set forth on the following Disclosure Schedules correspond to the section numbers in the Agreement. If disclosures made pursuant to one section number can reasonably be interpreted by other parties to be a disclosure to another section number, such disclosure shall constitute disclosure for purposes of such additional section number. Capitalized terms used herein have the meanings assigned to such terms in the Agreement.

To the extent that the following Disclosure Schedules contain exceptions to the representations and warranties set forth in Article III of the Agreement, the inclusion of an item on these Disclosure Schedules shall not be deemed an admission by American Physician Partners, Inc. that such item is material to American Physician Partners, Inc., the Company, NewCo or any Company Subsidiary or that it will have a material adverse effect on American Physician Partners, Inc., the Company, NewCo or any Company Subsidiary.